10.87

                      Lease Agreement for Store-Clairemont

                             CLAIREMONT TOWN SQUARE

                                 LEASE AGREEMENT

                                     BETWEEN

                   OTR, AN OHIO GENERAL PARTNERSHIP, LANDLORD,

                                       AND

                               TOYS INTERNATIONAL,
                        A CALIFORNIA CORPORATION, TENANT

   doing business under the trade names of PLAY CO. TOYS or TOYS INTERNATIONAL

                         DATED ___________________, 1997



                                TABLE OF CONTENTS

1.       Fundamental Lease Provisions............................................................................
2.       Premises................................................................................................
3.       Lease Term..............................................................................................
4.       Rental..................................................................................................
5.       Advertising.............................................................................................
6.       Construction............................................................................................
7.       Use of the Premises......................................................................................
8.       Alterations..............................................................................................
9.       Mechanics' Liens.........................................................................................
10.      Maintenance and Repair...................................................................................
11.      Common Areas.............................................................................................
12.      Utilities................................................................................................
13.      Estoppel Certificates....................................................................................
14.      Indemnification; Waiver of Claims........................................................................
15.      Insurance................................................................................................
16.      Waiver of Subrogation....................................................................................
17.      Holding Over.............................................................................................
18.      Assignment and Sublease..................................................................................
19.      Quiet Enjoyment..........................................................................................
20.      Compliance with Laws and with Rules and Regulations......................................................
21.      Fire and Casualty........................................................................................
22.      Eminent Domain...........................................................................................
23.      Default..................................................................................................
24.      Waiver of Default or Remedy..............................................................................
25.      Landlord's Lien..........................................................................................
26.      Uniform Commercial Code..................................................................................
27.      Force Majeure............................................................................................
28.      Subordination of Lease...................................................................................
29.      Notices and Consents.....................................................................................
30.      Security Deposit.........................................................................................
31.      Miscellaneous Taxes......................................................................................
32.      Brokerage Commission.....................................................................................
33.      Hazardous Devices and Contaminants.......................................................................
34.      Exculpation..............................................................................................
35.      Signs....................................................................................................
36.      Locks....................................................................................................
37.      Employment...............................................................................................
38.      Plumbing.................................................................................................
39.      Certain Rights Reserved to Landlord......................................................................
40.      Guaranty.................................................................................................
41.      Miscellaneous............................................................................................
42.      Relationship of Parties..................................................................................
43.      Gender and Number........................................................................................
44.      Topic Headings...........................................................................................
45.      Counterparts.............................................................................................
46.      Entire Agreement.........................................................................................
47.      Attorneys' Fees..........................................................................................
48.      Governing Law; Invalidity of any Provisions..............................................................

Exhibit A - Site  Plan/Floor  Plan
Exhibit B - Legal  Description  of  Property
Exhibit C - Commencement Date Agreement
Exhibit D - Tenant Improvements
Exhibit E - Tenant Estoppel  Certificate
Exhibit F - Sign Criteria
Exhibit G - Guaranty of Lease
Exhibit H - Access and Rental Payment Agreement

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease"), dated ______________, 199_____ ("Effective Date"), is between OTR, an Ohio general partnership ("Landlord"), acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO"), and TOYS INTERNATIONAL, a California corporation, doing business under the trade names of PLAY CO. TOYS or TOYS INTERNATIONAL ("Tenant").

         1. Fundamental Lease Provisions. This Lease contains the following fundamental provisions. If any fundamental provision is marked "not applicable," it shall be deemed not applicable in the balance of the Lease.

                  (a)      Landlord's Address:

275 E. Broad Street
Columbus, Ohio 43215
Attention: Real Estate Manager
and the address given in (b) below

                  (b)      Address for
                           Payment of Rent:

Clairemont Town Square Management Office
4186 Clairemont Mesa Boulevard
San Diego, CA 92117
Attention: Operations Manager

                    (c) Tenant's Address:  Toys  International  Attn: Rich Brady
               550 Rancheros Drive San Marcos, CA 92069 (619) 471-4505

                    (d) Net Rentable Square Feet in the Premises: 10,156

                    (e) Unit Number of the Premises: Space #38

                    (f) Name and Address of the Premises.

Clairemont Town Square
4615A Clairemont Drive
San Diego, CA 92117

                  (g) Net Rentable Square Feet in Shopping Center: 325,459. The parties acknowledge that (i) the preceding number is the actual Net Rentable Square Feet in the Shopping Center on the Effective Date, (ii) the preceding number does not include the area designated "Space #38" on Exhibit A, of which the Premises are a part, and (iii) the preceding number will be revised from time to time in accordance with Paragraph 4(c) of the Lease.

                  (h)      Initial Term:                   Five (5) Lease Years.
                           Option Terms:
                              Three (3) Five (5)-Year Options per Paragraph 3(c)

                  (i)      Base Rental:
                           ------------

              Lease Years                                  Annual Base Rent                                        Monthly Base Rent

                1 thru 3                                   $ 88,053.00                                              $7,337.75
                4 thru 5                                   $108,365.00                                              $9,030.42


                  Notwithstanding anything to the contrary contained in this Lease, Tenant's obligation to pay Base Rental hereunder shall be abated until November 1, 1997. It is expressly understood that Tenant shall pay all other charges under this Lease in full from the date Tenant opens for business through October 31, 1997, and that Tenant shall be obligated to commence payment of Base Rental in full beginning on November 1, 1997. If at any time during the Initial Term (as hereinafter defined) the Lease is terminated as a result of Tenant's default as described in Article 23 hereof, then the Base Rental due under this Lease shall revert to the rent schedule provided herein as though no abatement had been provided. Further, the abatement provided herein shall not be available to any assignee or subtenant of this Lease, and upon any such assignment or sublease, such abatement shall become null and void except as otherwise provided in Paragraph 18(a).

                  (j)      Percentage for Percentage Rent:
                           Zero (0%)

                  (k)      Percentage Base:
                           Not applicable.

                  (l)      Minimum Gross Sales:
                           Not applicable.

                  (m)      Tenant's Proportionate Share of Operating Expenses:
                           See Paragraph 4(c) hereof.

                  (n) Marketing Charge: An annual charge of $2,000.00, payable in equal monthly installments provided, however, that Tenant shall have the right to terminate its obligation to pay such charge at the end of the first twelve months of the Lease Term. (See Paragraph 5(a) hereof).

                  (o)      Estimated Commencement Date:
                           June 1, 1997.

                  p) Use: Tenant shall use the Premises solely for the operation of a toy store, and for no other use or purpose without Landlord's prior reasonable approval. Tenant shall sell a large variety of toys and agrees that Tenant shall not use the Premises in violation of any of the Restricted Uses (hereinafter defined). Without limiting the foregoing preclusions, Tenant specifically agrees that Tenant shall not sell pets or charge the public for entertainment (machines or activities or otherwise). Tenant agrees that its sale of bicycles shall be generally children's and family quality bicycles (and shall therefore not include high-end bicycles). Tenant further agrees that to the extent Tenant sells consumer electronics which are consistent with the operation of a toy store, the display of said electronics shall not exceed 400 square feet of the Premises. Tenant further agrees that in the event Tenant sells computer software, prerecorded audio and/or video records, discs, tapes and/or related devices, Tenant's Gross
         Sales from such items shall be less than fifteen percent (15%) of Tenant's total Gross Sales, and Tenant agrees that Tenant shall not rent such items.

                  Landlord shall give its reasonable approval if Tenant's proposed alternative use is (i) consistent with a "first-class promotional retail center", and (ii) not a Restricted Use at the time of request, and (iii) not the primary use of another tenant on the Property at the time of request where "primary use" shall mean that such other tenant operates fifty percent (50%) or more of its floor area for such use, or derives fifty percent (50%) or more of its Gross Sales from such use.

                  Restricted Uses are any exclusive or restricted or objectionable uses ("Restricted Uses") Landlord has agreed to preclude or restrict pursuant to written agreement with another tenant or owner in the Property as of the Effective Date hereof or at any time prior to Tenant's addition of said use or Tenant's notice to Landlord of Tenant's proposed alternative use, and as such uses may be amended or expanded from time to time; provided, however, that Landlord shall not create a Restricted Use after the Effective Date that is inconsistent with Tenant's exclusive use described hereinbelow.

                  Exclusive: So long as (i) Tenant's use of the Premises is for such purpose and (ii) Tenant is at such time open and operating in the Premises, Landlord shall not authorize the use of any space in the Shopping Center, other than the Premises, for the operation of any Competing Business.

                  The foregoing restriction shall not be construed to prohibit any tenants existing in the Shopping Center as of the Effective Date from handling and selling any of the items which their respective leases permit them to sell. Landlord represents and warrants that none of the existing tenants have use clauses which specifically authorize the operation of a toy store although the following stores have general use clauses not restricted by future exclusives: Burlington Coat, McDonald's, Michael's, Pic N Save, Sav-On, T. J. Maxx, Von's and Radio Shack.

                  Competing business shall, for purposes hereof, mean: a toy store such as Play Co. Toys is operating as of the Effective Date, or such as is operated as of the Effective Date by stores like, but not limited to Toys R Us and Kabee Toys. "Toy store" for purposes hereof means a store selling a wide variety of toys and toy-type items but excludes (1) any business which specializes in selected items or categories of items sold in a toy store such as, but not limited to: bicycle stores, game stores, hobby stores, doll stores, records/tapes/CD stores, computer stores, electronics stores (such as Radio Shack), or consumer electronics stores (such as Circuit City), sports cards stores, crafts stores and teacher's supply stores; and (2) any store which operates 1,500 square feet or less of its floor area for the sale of toys, provided that the sale of toys shall not be the primary business of said store.

                  (q)      Radius Restriction:
                                                   Three (3) miles.

                  (r)      Security Deposit:       None.
                           Prepaid Base Rent:      None.

                  (s)      Landlord's Broker:      Atwater Realty, Inc.

                  (t)      Tenant's Broker:        None.

                  (u)      Guarantors:             None.

         2. Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases unto Tenant, and Tenant hereby rents and accepts from Landlord, those certain premises containing approximately the net rentable square feet set forth in Paragraph 1(d) above, known as the unit number set forth in Paragraph 1(e) above (the "Premises"). The Premises are outlined on the site plan attached hereto as Exhibit A and incorporated herein by reference. The Premises are contained in that certain shopping center (the "Shopping Center") located on the Property (defined below), which Shopping Center contains approximately the net rentable square feet of space set forth in Paragraph 1(g) above, as of the Effective Date, as may change from time to time in Landlord's discretion. The land on which the Shopping Center is situated, together with all improvements located thereon (collectively, the "Property"), is more particularly described on Exhibit B, attached hereto and incorporated herein by reference. The Premises do not include the use of the roof (except for the repair or replacement of any heating or air conditioning equipment thereon serving the Premises pursuant to Paragraph 10(a) below) or extend beyond the exterior faces of the walls which enclose the Premises.

         3.       Lease Term.

                  a. Initial Term. Subject to and upon the terms and conditions set forth below, the initial term of this Lease shall be for the number of Lease Years (as hereinafter defined) for "Initial Term" set forth in Paragraph 1(h) above (hereinafter defined as "Initial Term"), commencing on the Commencement Date (as hereinafter defined) and ending on last day of such number of Lease Years.

                  b. Definitions. For purposes of this Lease, the following terms shall have the following meanings:

                           (i) "Commencement Date" shall mean the earlier of (A) the Estimated Commencement Date (as defined in Paragraph 1[o]) or (B) the date that Tenant opens for business on the Premises. Promptly upon determination of the Commencement Date, Landlord and Tenant shall execute a memorandum, setting forth the Commencement Date and the expiration date of this Lease, in form and substance substantially similar to that attached hereto as Exhibit C and incorporated by reference.

                           (ii) "Lease Year" shall mean each twelve (12) month period commencing on the first day of the first February after the Commencement Date and each anniversary thereafter during the Lease Term (as hereinafter defined). The first Lease Year shall commence on the Commencement Date and end on the last day of January of the first Lease Year regardless of whether the first Lease Year is longer than twelve
         (12) months.

     (iii) "Lease Term" shall mean the Initial Term of this Lease and any renewals or extensions thereof.

         Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant's Gross Sales during the twenty-fifth (25th) through thirty-sixty (36th) full months of the Lease Term do not equal or exceed One Million Three Hundred Thousand Dollars ($1,300,000), Tenant shall have the right to terminate this Lease by written notice to Landlord given, if at all, before the last day of the thirty-seventh (37th) full month of the Lease Term. Such notice shall include a statement of Tenant's Gross Sales during such 12-month period. Any such termination shall be effective at the end of the third Lease Year. The foregoing right to terminate shall only apply to the original Tenant, and shall be null and void in the event of any assignment or sublease of the Premises during the first three (3) years of the Lease Term, or in the event Tenant does not continuously operate in the Premises as provided in Paragraph 7a hereof.

         In the event Tenant delivers the termination notice described hereinabove, Landlord shall be entitled during the period from the date of Landlord's receipt of Tenant's termination notice until the end of the third Lease Year to audit Tenant's Gross Sales for the period from the twenty-fifth through thirty-sixth months of the Lease Term. Such audit shall be limited to the determination of Tenant's "Gross Sales" as defined in this Lease and shall be conducted during normal business hours at the Premises. If it shall be determined as a result of such audit that Tenant's Gross Sales during the twenty-fifth through thirty-sixth months of the Lease Term were greater than One Million Three Hundred Thousand Dollars ($1,300,000.00), Tenant's termination notice and Tenant's right to terminate the Lease as provided hereinabove shall be null and void, and Tenant shall pay to Landlord all reasonable costs and expenses which were incurred by Landlord in performing said audit.

         During no less than the first three (3) Lease Years, Tenant shall keep accurate books and records of all business conducted on the Premises and all Gross Sales generated from the Premises, which books and records shall be maintained in accordance with generally accepted accounting principles consistently applied. Such books and records shall include, without limitation, all cash register tapes and other point of sale records, sales slips, bank deposit records and all other primary data, all federal, state and local sales and use tax returns of Tenant, and all other books, records and materials which would normally be examined by an independent accountant in auditing Tenant's Gross Sales.

                  c. Option Term(s). Provided Tenant is not in default of the Lease at the time of exercise, Tenant shall have three (3) successive options to extend the Lease Term for an additional period of five (5) years each (each such five (5)-year period being hereinafter referred to as an "Option Term") subject to the following conditions:


     (i) Tenant shall exercise such option by delivering to Landlord written notice of its intent to exercise the option not earlier than four (4) months, and not later than three (3) months, prior to commencement of the Option Term; provided, however, that, notwithstanding the foregoing timeframes, Tenant's right to exercise the option shall not lapse unless Tenant has failed to deliver said written notice to Landlord within thirty (30) days following Tenant's receipt of written notice from Landlord of such possible lapse.

     (ii) If the option is exercised pursuant hereto, the Option Term shall commence upon the expiration of the preceding term, whether it be the initial term or an Option Term.

     (iii) Base Rental during the entire five (5)-year period of any Option Term shall be the Base Rental in effect as of the Commencement Date (in the case of the first Option Term) or as of the commencement of the immediately preceding Option Term (in the case of the second and of subsequent Option Terms), as appropriate, increased by the percentage increase, if any, in the Price Index (as defined hereinbelow) from the Base Price Index (which shall be the Price Index in effect for the month in which the Commencement Date occurs in the case of the first Option Term, or the Price Index in effect for the month in which the commencement of the previous Option Term occurs in the case of the second and of subsequent Option Terms, as appropriate) to the Price Index in effect at the beginning of the month immediately preceding the commencement of the Option Term, provided, however, that in no event shall the Base Rental be less than the Base Rental in effect immediately prior to commencement of the Option Term or more than a twelve and one-half percent (12.5%) increase over the Base Rental in effect immediately prior to commencement of the Option Term. The Price Index shall be defined as the Consumer Price Index for all Urban Consumers (CPI-U) issued by the Bureau of Labor Statistics of the United States Department of Labor for San Diego, California (1982-84=100). If at any time said Consumer Price Index is no longer issued then the term "Price Index" shall mean an index selected by Landlord that is reasonably comparable to said Consumer Price Index.

     (iv) In the event Tenant exercises the Option, Tenant agrees to take the Premises in an "as is" condition with no obligation on the part of the Landlord to undertake any work with regard to the Premises.

     (v) The option granted herein shall be personal to the original Tenant, may be exercised only by the original Tenant while it is occupying the Premises, and may not be exercised by or assigned to any party (including, but not limited to, any sublessee or lender) without the express written consent of Landlord except that such option shall be available to any assignee or sublessee permitted by
Article 18 hereof, or to any assignee or sublessee specifically approved by Landlord pursuant to the provisions of said Article.

     (vi) All terms and conditions of the Lease shall remain in full force and effect during the Option, and, except for this Paragraph 3c, or where the context otherwise indicates, all references in the Lease to the Lease Term shall mean the Lease Term as extended.

     4. Rental.

                  a. Base Rental. Tenant shall pay to Landlord, as base rental (the "Base Rental") during the Lease Term, the annual Base Rental amounts, payable in equal monthly installments, which are set forth in Paragraph 1(i) above; provided, however, that notwithstanding the foregoing, Tenant's obligation to pay Base Rental during the Initial Term shall be abated from the Commencement Date until November 1, 1997, as provided in Paragraph 1(i) hereof.

                  b.       Percentage Rental.

                           (i)      Tenant shall pay no Percentage Rental.

                           (ii) The term "Gross Sales" as used in this Lease means the aggregate dollar amount of all business done in, on or resulting from the Premises, including, but not limited to, the price of all merchandise, wares and goods sold and all charges for services performed in, upon or resulting from the Premises by Tenant or by any licensee, concessionaire or vendor, whether such sales are evidenced by cash, check, charge account, exchange or otherwise, regardless of whether (A) such sales evidenced by credit or charge account are collected, (B) such sales are for wholesale or retail, (C) such sales are made to persons present at the Premises, or by mail or telephone orders or by means of any mechanical or other vending device or otherwise or (D) such merchandise or services may be delivered, supplied or rendered from another location. No deduction or reserve shall be allowed for uncollected or uncollectible accounts. No franchise or capital stock tax and no income or similar tax based upon income or profits shall be deducted from Gross Sales in any event whatsoever. Gross Sales shall, however, exclude the following:

                  (A) Returns or refunds, or credits received in settlement of claims for loss or damage to goods, wares or merchandise, provided that such sales of goods, wares or merchandise were originally included in Gross Sales and provided, further, that if such refunds are in the form of credits to customers, such credits shall be included in Gross Sales when used;

                  (B) All sales taxes, excise taxes, gross receipt taxes and other similar taxes, now or hereafter imposed by any and all governmental authorities, but only if the amount thereof is expressly charged to the customer at the time of sale and thereafter paid by Tenant to the taxing authority; and

                  (C) Sales of all trade fixtures or store operating equipment after use thereof in the conduct of Tenant's business in the Premises and which are not part of Tenant's stock in trade.

                           (iii) Tenant shall deliver to Landlord within forty-five (45) days after the end of each Lease Year, a written statement of Gross Sales for the preceding Lease Year or portion thereof ("Annual Statement"). Further, if, under "Use" in Paragraph 1(p) hereof, there is any limitation on the percentage of Gross Sales which may be generated from any particular item listed in said provision, Tenant shall, upon request of Landlord, specifically show the percentage of Tenant's total Gross Sales which was derived from the sale of such item(s).

                           (iv)     [Intentionally Omitted]

                           (v) If Tenant shall fail to prepare and deliver, within the time periods herein specified, any statement of Gross Sales required hereunder, Landlord may elect to treat such failure as a default under the terms of this Lease.

                           (vi)     [Intentionally Omitted]

                           (vii)            [Intentionally Omitted]

                           (viii)           [Intentionally Omitted]

                  (c) Additional Rental. Portions of the Shopping Center are or will be owned or leased by "Major Tenants" (herewith defined as any entity which owns or leases greater than 10,000 square feet in the Shopping Center, such definition being subject to expansion or revocation by Landlord), or "Pad Tenants" (herewith defined as any entity which owns or leases all of a freestanding pad). The contributions of Major Tenants and Pad Tenants towards the Operating Expenses (as hereinafter defined), shall be credited toward payment of the entirety of the Operating Expenses of the Property, and Tenant shall pay to Landlord, as Additional Rental, Tenant's Proportionate Share (as hereinafter defined) of the balance of the Operating Expenses. If this Lease commences or terminates on a date other than January 1, the annual Operating Expenses shall be prorated by multiplying one-twelfth (1/12) of the annual
Operating Expenses by the number of full or partial months between the Commencement Date and December 31 of the year of commencement or between January 1 of the year of termination and the termination date, as the case may be. As used in this Lease, "Proportionate Share" shall mean the proportion which the number of net rentable square feet of the Premises bears to the total net rentable square feet of the buildings in the Shopping Center which are occupied and open for business as of the commencement of such calendar year, exclusive of the net rentable square feet owned or leased by Major Tenants or Pad Tenants; provided, however, that:

         (W) Tenant's Proportionate Share of Operating Expenses shall not exceed:

                  $2.24 per square foot for the period from the Commencement Date through 12/31/97; $3.84 per square foot for the period 1/1/98 through 12/31/98; $1.60 per square foot for the period 1/1/99 through 5/31/99;

         (X) Tenant's Proportionate Share of Operating Expenses (excluding taxes and insurance described in clauses 4(c)(i)(A) and (B) hereof) shall not exceed $1.62 per square foot for the period 6/1/99 through 12/31/99;

         (Y) Tenant's Proportionate Share of Operating Expenses (excluding taxes and insurance described in clauses 4(c)(i)(A) and (B) hereof) shall not exceed $2.91 per square foot for calendar year 2000; and

         (Z) Tenant's Proportionate Share of Operating Expenses (excluding taxes and insurance described in clauses 4(c)(i)(A) and (B) hereof) shall not increase in any one calendar year by more than five percent (5%) over Tenant's Proportionate Share of said expenses in the immediately preceding calendar year.

     (i) Operating Expenses. "Operating Expenses" shall include those expenses paid by or on behalf of Landlord in respect to the management, operation, service and maintenance of the Property, including the Premises, in accordance with generally accepted principles of shopping center management as applied to the operation and maintenance of shopping centers similar to the type and nature of the Property and in the general market area as the Property, but excluding all expenses of other tenants of the same kind as those for which Tenant is responsible under Paragraph 10(a). Operating Expenses shall include, but not be limited to, (A) Real Estate Taxes (as hereinafter defined); (B) premium costs for liability, boiler, extended coverage, casualty and other insurance covering the Property to be maintained by Landlord and required by the terms of this Lease; (C) electricity, gas, water and other utility charges for the Common Areas (as hereinafter defined); (D) wages, salaries and fees of on-site operating, auditing, accounting, maintenance and management personnel in connection with the Property; (E) all payroll charges for such on-site personnel, such as unemployment and social security taxes, workers' compensation, health, accident and group insurance, and other so-called fringe benefits; (F) rental charges for office space chargeable to the operation and management of the Property; (G) license permits and inspection fees; (H) supplies and materials used in the operation and management of the Property; (I) furnishings and equipment not treated by Landlord as capital expenditures of the Property; (J) depreciation and the cost of any labor saving devices that may, from time to time, be placed in operation as a part of Landlord's maintenance program; (K) personal property taxes on property used in the operation, maintenance, service and management of the Property; (L) the cost, as reasonably amortized by Landlord, with interest at the rate of ten percent (10%) per annum on the unamortized amount, of any capital improvement made after completion of initial construction of the Shopping Center which reduces Operating Expenses, but in an amount not to exceed such reduction for the relevant year; (M) management fees relating to the Property; (N) the cost, as reasonably amortized by Landlord, with interest at the rate of ten percent (10%) per annum on the unamortized amount, of any installation, renovation or improvement required by reason of any law, ordinance or regulation, which requirement did not exist on the date of the Lease and is generally applicable to properties similar to the Property; and (O) all other expenses necessary for the operation and management of the Property.

                           (ii) Real Estate Taxes. "Real Estate Taxes" shall include all taxes, including state equalization factor, if any, and assessments, special or otherwise, exclusive of penalties or discounts levied upon or with respect to the Property, including the Premises, imposed by any federal, state or local governmental agency, and including any use, occupancy, excise, sales or other like taxes (other than general income taxes on rent or other income from the Shopping Center computed in the case of a graduated tax, as if Landlord's rent and other income from the Shopping Center was Landlord's sole taxable income).

                           Real Estate Taxes also shall include the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. Real Estate Taxes shall not, however, include income, franchise, capital stock, estate or inheritance taxes unless Landlord reasonably determines that such taxes are in lieu of real estate taxes, assessments, rental, occupancy and other like excise taxes. For purposes of this Lease, Real Estate Taxes for any calendar year shall be those taxes the last timely payment date for which occurs within such calendar year. In case of special taxes or assessments payable in installments, only the amount of the installment(s) the last timely payment date for which occurs on or after the first day and on or before the last day of such calendar year shall be included in Real Estate Taxes for that calendar year.

                           Landlord shall retain the sole right to participate in any proceedings to establish or contest the amount of Real Estate Taxes. If a complaint against valuation, protest of tax rates or other action increases or decreases the Real Estate Taxes for any calendar year, resulting in an increase or decrease in rent hereunder, the Real Estate Taxes including the expenses incurred in connection with such contest for the affected calendar year shall be recalculated accordingly and the resulting rent shall be paid simultaneously with or applied as a credit against, as the case may be, the rent next becoming due.

                           (iii) Payment of Proportionate Share. To provide for current payments of Operating Expenses, Tenant shall pay Tenant's Proportionate Share of the Operating Expenses, as estimated by Landlord from time to time, in twelve (12) monthly installments, commencing on the Commencement Date. Landlord and Tenant intend to estimate the amount of Operating Expenses for a calendar year and then to reconcile such estimated expenses in the following year based on actual Operating Expenses for such calendar year paid by Landlord. If Tenant's Proportionate Share of the actual Operating Expenses shall be greater than or less than the aggregate of all installments so paid on account to Landlord for such twelve (12) month period, then within ten (10) days of Tenant's receipt of Landlord's statement of reconciled Operating Expenses, Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of rent, as the case may be. The obligation of Tenant with respect to the payment of Tenant's Proportionate Share of the Operating Expenses shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this Paragraph 4(c) shall be made without prejudice to any right of Tenant to dispute the statement as hereinafter provided, or of Landlord to correct any item(s) as billed pursuant to the provisions hereof. Landlord's failure to give such statement shall not constitute a waiver by Landlord of its right to recover rent that is due and payable pursuant to this Paragraph 4(c).

                           (iv) Dispute of Operating Expenses. If Tenant questions in writing any such notice of reconciled Operating Expenses (or revised notice thereof), and if the question is not amicably settled between Landlord and Tenant within thirty (30) days after said notice of reconciled Operating Expenses (or revised adjusted) has been given, Tenant may, within the next ninety (90) days, upon no less than ten (10) days prior written notice to Landlord, appoint a certified public accountant (CPA) from a nationally recognized CPA firm, or other CPA approved by Landlord, experienced in auditing Shopping Center records, to audit books pertaining to the Operating Expenses, provided, however, that before conducting any audit, Tenant must pay the full amount of Operating Expenses billed and must not be in default of any other lease provision. Such audit shall be conducted at the management office on the Property, shall be performed in such manner as to not unreasonably disturb Landlord's business, and shall be during usual business hours. Said right to audit shall be restricted to one (1) per calendar year, shall only include Operating Expenses from the immediately preceding calendar year, and shall be at the sole cost and expense of Tenant (including all reasonable costs incurred by Landlord in connection with such audit). The audit shall be conducted in accordance with generally accepted auditing standards. Upon receipt of the audit report, Tenant shall deliver to Landlord a copy of the report and all accompanying data. Tenant will keep confidential all agreements involving the rights provided in this paragraph and the results of any audits conducted hereunder, unless otherwise specifically authorized or requested by Landlord. In the event that Tenant, after having reasonable opportunity to examine the Operating Expense records, shall disagree with Landlord's determination, then Landlord and Tenant shall attempt to adjust such disagreement, and if they are unable to agree within thirty (30) days following Landlord's receipt of the audit, Landlord and Tenant shall each designate an independent certified public accountant within ten (10) days, and the two accountants shall within the next ten (10) days appoint a third independent certified public accountant (the "Arbiter"), whose determination shall be binding upon the parties and the cost of such Arbiter shall be borne equally by Landlord and Tenant. If Tenant does not, in writing, question the reconciled Operating Expenses within thirty (30) days after such notice has been given or audit performed, Tenant shall be deemed to have approved and accepted such reconciled Operating Expenses.

                           (v) Adjustments to Operating Expenses. If a clerical error occurs or Landlord or Landlord's accountants discover new facts, which error or discovery causes Operating Expenses for any period to increase or decrease, upon notice by Landlord to Tenant of the adjusted additional Operating Expenses for such calendar year, the adjusted additional Operating Expenses shall apply and any deficiency or overpayment of Tenant's Proportionate Share of the Operating Expenses, as the case may be, shall be paid by Tenant or taken as a credit by Tenant according to the provisions set forth above. This provision shall survive the termination of the Lease.

                  (d) Other Charges. All costs, expenses and other sums that Tenant assumes or agrees to pay to Landlord pursuant to this Lease ("Other Charges") shall be deemed rental and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rental. Should any rental period commence on a day other than the first day of a calendar month or, for any reason, end on a day other than the last day of a calendar month, then (except as otherwise provided in Paragraph 4(b)(i) hereof with respect to determining the Percentage Base for a partial year), the rental for such fractional month shall be computed on a daily basis in the event of a partial month at the beginning of the Lease Term, for the period from the Commencement Date to the end of such calendar month or, in the event of a partial month at the end of the Lease Term, from the first day of such partial month until the last day of such month during which the Lease is in effect, and at an amount equal to one three-hundred sixtieth (1/360th) of said annual rental for each such day. If a monthly installment of rent is not received on or before the tenth (10th) day of the month in which it is due, other remedies for nonpayment of rent notwithstanding, such past due rent shall bear interest at the lesser of (i) a rate of interest equal to ten percent (10%) per annum; or (ii) the maximum rate allowed by law (the "Default Rate"), for each day from the first day of the month through the date such monthly installment of rent is received by Landlord, and Tenant shall pay to Landlord, a late charge of five percent (5%) of such installment as rent for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payment, provided, however, that such late charge shall not apply to the first two occurrences in any calendar year if Tenant pays said monthly installment within ten (10) days of receipt of Landlord's written notice that such installment is overdue. For purposes of this Lease, "rent" shall mean Base Rental, Additional Rental, the Marketing Charge (as hereinafter defined) and Other Charges.

                  (e) Time and Place of Payment. Each monthly installment of rent shall be due and payable in advance, on or before the first day of each and every month during the Lease Term, without notice, demand or set-off; provided, however, that the first month's rent shall be due and payable upon execution of this Lease. Tenant shall pay all rent and other charges due under this Lease at the address set forth in Paragraph 1(b) or at such other place as Landlord may designate from time to time hereafter by written notice to Tenant.

         5.       Advertising.

                  (a) Marketing Charge. Tenant agrees to pay to Landlord, as additional rental, a marketing charge (the "Marketing Charge") at the annual rate set forth in Paragraph 1(n) above. The Marketing Charge shall be paid in equal monthly installments at such time and place as provided in Paragraph 4(e) above. Notwithstanding anything in this Lease to the contrary, in the event at any time following the first twelve months of the Lease Term Tenant is dissatisfied for any reason with the promotions and advertising for which such Marketing Charge is used by Landlord, Tenant shall have the right in Tenant's sole discretion, upon delivery of written notice to Landlord, to terminate its obligation to pay any further Marketing Charge.

                  (b)      Increases in Marketing Charge.  [Deleted.]

                  (c) Promotion and Advertising. Landlord shall provide, or cause to be provided, promotions and advertising for the Shopping Center, the type, quantity, character and duration of which shall be at the Landlord's sole discretion and the purpose of which shall be to assist the business of the tenants and occupants of the Shopping Center. The Marketing Charge shall be used by Landlord for such promotions and advertising. In connection with any promotions and advertising provided by Landlord, or caused to be provided by Landlord, Tenant hereby grants to Landlord a license to use the Tenant's trade name, together with a description of the nature of Tenant's business in the Demised Premises, and Tenant shall cooperate with Landlord in the carrying out of such promotions and advertising and shall loan, for reasonable periods of time, merchandise of Tenant to Landlord so as to permit Landlord to effect such promotions and advertising.

                  (d)      Special Marketing Charge.  [Deleted.]

         6.       Construction.

     (a) Improvements to be Constructed. Except as expressly set forth in Exhibit D, Landlord has made no promise to alter, remodel or improve the Premises, the Shopping Center or the Property. Tenant, at its own cost and expense, shall perform the work and make the installations in the Premises that are described as Tenant's Work in Exhibit D attached hereto and incorporated herein by reference, in accordance with the plans and specifications to be approved by Landlord. Tenant's plans and specifications shall conform to the architectural and accessibility regulations issued by the United States Attorney General's office pursuant to Title III of the Americans with Disabilities Act of 1990 and comply with the Minimum Guidelines and Requirements for Accessible Design issued by the Architectural and Transportation Barriers Compliance Board. Tenant shall commence the installation of the improvements promptly upon Tenant's receipt of the Notice of Substantial Completion (defined in Paragraph 8 of Exhibit D). Tenant's installation shall be subject to the provisions of Exhibit D and Paragraphs 7(b)-(c) below. Subject to Paragraph 27, Tenant shall complete the fixturization of the Premises and use its best reasonable efforts to open for business, fully stocked and staffed on or before the redevelopment opening date as such redevelopment opening date is designated by Landlord in a written notice to Tenant, provided, however, that the redevelopment opening date shall not be deemed to be earlier than the Estimated Commencement Date. Tenant acknowledges that the financial success of the Shopping Center depends, in part, on Tenant's opening the Premises for business contemporaneously with the redevelopment opening date as designated by Landlord and, in any event, no later than the Estimated Commencement Date, and that Landlord's damages arising from Tenant's failure to do so are extremely difficult and impracticable to fix. Therefore, should Tenant fail to open for business by August 1, 1997, and otherwise in compliance with this Paragraph 6(a), Tenant shall pay to Landlord, as additional rental, a sum equal to Five Hundred Dollars ($500.00) multiplied by the number of days after said date Tenant is in breach of the foregoing covenant to open which sum Tenant agrees is fair compensation to Landlord for said damages, provided, however, that notwithstanding the foregoing, Tenant shall not be required to pay said $500.00 charge before August 1, 1997, that such date shall be subject to the provisions of Paragraph 27 hereof, and that for purposes hereof, Paragraph 27 shall be be understood to include governmental delay.

                  (b) Condition of Premises. Except as otherwise agreed to in writing, Tenant's taking possession of the Premises shall be conclusive evidence against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. Landlord has made no representation respecting the condition of the Premises, the Shopping Center or the Property, except as is expressly set forth in Exhibit D. At the termination of this Lease, by lapse of time or otherwise, Tenant shall remove all Tenant's property, including, but not limited to, trade fixtures, from the Premises, and shall return the Premises broom-clean and in as good a condition as when Tenant took possession or as same may thereafter have been put by Landlord, except for ordinary wear, loss by fire or other casualty, and repairs that Landlord is required to make under this Lease. If Tenant fails to remove any or all of its property upon termination of this Lease, such property shall be deemed to be abandoned and shall become the property of Landlord.

         7. Use of the Premises.

                  (a) Use. Upon the commencement of the Lease Term, Tenant shall open for business on the Premises and shall thereafter continuously, actively and diligently operate its business on the Premises for a period of no less than three (3) Lease Years. During all periods of Tenant's operation in the Premises, Tenant shall operate in a high grade and reputable manner in the whole of the Premises, maintaining in the Premises a full staff of employees and a full and complete stock of merchandise during business hours. Notwithstanding anything to the contrary in this Lease, provided that Tenant continues to fulfill all of its other obligations hereunder, including without limitation, its obligation to pay Base Rental and Additional Rental for the remainder of the Lease Term, Tenant may, by written notice to Landlord ("Cessation Notice") elect to discontinue operations in the Premises commencing on a date specified in such notice (the "Cessation Date") provided, however, that the Cessation Date shall be no earlier than the later to occur of (i) ninety (90) days after Landlord's receipt of such notice and (ii) the last day of the third Lease Year. At any time after Landlord's receipt of the Cessation Notice, whether or not Tenant has re-opened for business in the Premises, Landlord may terminate this Lease by no less than 30 days' prior written notice to Tenant ("Termination Notice"); provided, however, that the Lease shall not terminate prior to expiration of the period specified in Tenant's Cessation Notice, and provided, further that if Tenant has delivered said Cessation Notice, but continues to operate its business in the Premises without interruption for at least ninety (90) days after the Cessation Date, and Landlord shall not have delivered its Termination Notice within said ninety (90) day period, Landlord's right to terminate the Lease in response to the Cessation Notice shall terminate without prejudice to Landlord's right to deliver another Termination Notice (and terminate the Lease pursuant to the provisions hereof) if Tenant serves another Cessation Notice. Upon any such termination, neither Tenant nor Landlord shall have any further liability to the other hereunder, except for obligations which accrued prior to the date of such termination.

                  During such periods as Tenant is operating in the Premises as provided hereinabove, Tenant shall use the Premises for the conduct of the business set forth in Paragraph 1(p) above and for no other purpose whatsoever. During the first three (3) Lease Years, Tenant shall do business under either of the trade names set forth in the first paragraph of this Lease and under no other trade name unless specifically agreed to in writing by Landlord. Tenant shall use and occupy the Premises so that no other occupant of any adjoining premises will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises. Tenant will not make or permit to be made any use of the Premises or any part thereof, and will not bring into or keep anything in the Premises or any part thereof, that (i) violates any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) directly or indirectly is forbidden by public law, ordinance or regulation of any governmental or public authority (including zoning ordinances) or by any restrictive covenants to which the Property is subject; (iii) is dangerous to life, limb or property; (iv) increases the risk to Landlord or any other tenant or invalidates or increases the premium cost of any policy of insurance carried on the Shopping Center or covering its operation; or (v) in the sole judgment of Landlord, in any way impairs or tends to impair the character, reputation or appearance of the Property as a first-class shopping center, or impairs or interferes with any of the services performed by Landlord for the Property.

                  (b) Noise; Odors. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises; permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Shopping Center by reason of noise, odors and/or vibrations; interfere in any way with other tenants or those having business therein; or bring in or keep any animals or birds in the Premises. Tenant shall not use the Premises for housing accommodations, lodging or sleeping purposes, or do any cooking therein, or use any illumination other than electric light.

                  (c) Care. Subject to the provisions of Paragraph 10(b), Tenant shall take good care of the Premises, the fixtures and appurtenances thereto, and all alterations, additions and improvements thereto.

                  (d) Minimum Operating Hours. During the first three (3) Lease Years, Tenant will keep the Premises continuously and uninterruptedly open for business at least from 10:00 A.M. to 6:00 P.M. Monday through Saturday (legal holidays only excepted), and keep same, including display or show windows and canopies thereof, fully illuminated from dusk to approximately 11:00 P.M. of each business day, unless prevented from doing so by strikes, fire, casualty or other causes beyond Tenant's control.

                  (e) Merchandise and Staff. Tenant will carry sufficient merchandise in the Premises at all times during the first three (3) Lease Years, and shall at all times warehouse, store and/or stock only such quantities of goods, wares and merchandise as are reasonably required by Tenant for sale at retail at, in, on or from the Premises. During the first three (3) Lease Years, Tenant will fully and adequately staff the Premises with sufficient employees for the purpose of selling its merchandise or providing its services, and at all times during the Lease Term will use for office, clerical or other non-selling purposes only such space in the Premises as is reasonably required for Tenant's business therein, not including any other business of Tenant in locations other than the Premises. Tenant will not conduct any auction, fire, bankruptcy or going out of business sale in the Premises without Landlord's prior written consent, or otherwise in conflict with documents recorded prior to the date hereof. Landlord shall execute an Access and Rental Payment Agreement in the form attached hereto as Exhibit H, and hereby consents to the sale of personal property from the Premises as described therein.

                  (f) Radius Restriction. Tenant agrees that Tenant, including any corporation (but not any shareholder, director or other individual) that is an Affiliate (as defined in Paragraph 18(a)), shall not, within the radius set forth in Paragraph 1(q) above of the perimeter of the Shopping Center, either directly or indirectly, own, operate or be financially interested in, with or without others, a business like or similar to the business permitted to be conducted pursuant to this Lease, nor shall Tenant permit any like or similar business within said radius to be operated under a name which shall be the same or similar to the name under which Tenant's business in the Premises is conducted. The provisions of this Paragraph shall survive the termination of this Lease or the re-entry into the Premises by Landlord resulting from a breach of this Lease by Tenant; provided, however, that the Tenant's obligations under this Paragraph shall terminate on the later to occur of the date Tenant shall vacate the Premises or the expiration of the Lease Term.

         8.       Alterations.

                  (a) Prohibition. Tenant shall not make any alterations, additions or improvements (collectively, the "Alterations") in or to the
Premises, or in or to the Shopping Center without the express prior written consent of Landlord; provided, however, Landlord's consent shall not be required for interior nonstructural Alterations so long as Tenant notifies Landlord in writing at least fifteen (15) days prior to commencement of said nonstructural Alterations, and provided that Tenant shall comply with all other provisions of this Article 8 with respect thereto. Landlord consents to Tenant's Work described in Exhibit D. Before commencing any work in connection with the Alterations, Tenant shall furnish to Landlord for its approval the following:
(i) detailed plans and specifications therefor, (ii) names and addresses of each of the contractors and subcontractors, (iii) copies of all contracts, subcontracts and necessary permits, (iv) a payment and performance bond, or other indemnification, in form and amount satisfactory to Landlord, protecting Landlord against any and all claims, costs, damages, liabilities and expenses that may arise in connection with the Alterations, (v) certificates of insurance, in form and amount satisfactory to Landlord, from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord against any and all liability for personal injury, including workers' compensation claims and for property damage that may arise out of or be in any manner connected with the Alterations. Notwithstanding the foregoing, in the event Tenant is only making nonstructural Alterations to the interior of the Premises, Tenant shall only be required to furnish the items described in clauses (iii) and (v) above.

                  (b) Indemnification. In addition to the indemnity set forth in Paragraph 14(a) below, Tenant hereby specifically agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including attorneys' fees, that may arise out of or in any manner be connected with any Alterations made by Tenant. Tenant shall pay the cost of all such Alterations and all costs associated with decorating the Premises that may be occasioned thereby. Upon completion of any such Alterations, Tenant shall furnish Landlord with (i) receipted bills covering all labor and materials used, together with copies of all mechanics' lien releases or other releases on account of such Alterations, which are notarized, unconditional and in recordable form, plus a copy of Tenant's recorded, valid "Notice of Completion;" (ii) a true and correct copy of the certificate of occupancy, if one is issued; and (iii) a certificate of Tenant's architect or engineer stating that such Alterations were made in accordance with the plans and specifications and in compliance with the Americans with Disabilities Act of 1990. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or material shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

                  (c) Compliance and Supervision of Alterations. All Alterations made by Tenant hereunder shall be installed in a good and workmanlike manner, using only materials of the same or higher quality as those installed in the Shopping Center. All Alterations shall comply with all requirements of Landlord's insurance carriers and with all laws, rules, ordinances and regulations of any lawful authority, including, but not limited to, the Americans with Disabilities Act of 1990. Tenant shall permit Landlord to supervise construction operations in connection with any such Alterations, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction). Landlord's supervision of construction shall be done solely for the benefit of Landlord and shall not alter Tenant's liability and responsibility under this Paragraph 8.

                  (d) Landlord's Property. All Alterations, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant, shall become Landlord's property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant; provided, however, notwithstanding the foregoing, Landlord may request that any or all of said Alterations in or upon the Premises made by Tenant be removed by Tenant at the termination of this Lease except that Tenant shall not be required to remove structural or exterior Alterations Landlord has approved pursuant to Paragraph 8(a) hereinabove unless Landlord required such removal when Landlord approved said Alterations. If Landlord requests such removal or if Tenant removes its trade fixtures, Tenant shall remove the same prior to the end of the Lease Term and shall repair all damage to the Premises, the Shopping Center or the Property caused by such removal. Tenant shall not, however, be required to remove pipes and wires concealed in floors, walls or ceilings, provided that Tenant properly cuts and caps the same, and seals them off in a safe, lawful and workmanlike manner, in accordance with Landlord's reasonable requirements and all applicable building codes. If Tenant does not remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

         9.       Mechanics' Liens.

                  (a) Prohibition. If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises, Tenant, at its own cost and expense, shall cause the same to be discharged of record or bonded against via statutory procedures within sixty (60) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including attorneys' fees, on account thereof.

                  (b) Landlord's Right to Discharge. If Tenant shall fail to cause such liens to be discharged of record or bonded against within the aforesaid sixty (60) day period or shall fail to satisfy such liens within thirty (30) days after any judgment in favor of such lien-holders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate shall constitute Other Charges payable by Tenant to Landlord.

         10.      Maintenance and Repair.

                  (a) Tenant's Maintenance. Tenant, at its sole cost and expense, shall maintain, repair, and replace during the Lease Term the Premises and every part thereof and any and all appurtenances thereto, including but not limited to, the doors (including frames and all hardware), windows (including plate glass and interior casements and frames) and interior walls of the Premises; light fixtures; kitchen fixtures; private bathroom fixtures and any other type of special equipment, together with all meters, pipes, conduits, equipment, components, and facilities (whether or not within the Premises) that supply the Premises exclusively with utilities (except as the appropriate utility company has assumed these duties), specifically including the repair and replacement of the heating, ventilation and air conditioning system but excluding the maintenance thereof; and rugs, carpeting, wall coverings, and drapes within the Premises, whether installed by Tenant or by Landlord on behalf of Tenant, and whether or not such items will become Landlord's property upon expiration or termination of this Lease. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to such items at Tenant's expense, which shall constitute Other Charges payable by Tenant to Landlord. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

                  (b) Landlord's Maintenance. Subject to Paragraph 10(a) above, Landlord shall maintain, repair and replace the Shopping Center (including the roof and structural members, the Common Areas (as hereinafter defined), mechanical and electrical equipment that supply the Premises or the Common Area on a non-exclusive basis, the exterior and architectural finish, and all items except those excepted elsewhere in this Lease) of which the Premises are a part, and the lawn, shrubs and other landscaping on the Property, all in good and tenantable condition during the Lease Term; in addition, Landlord shall maintain (but shall not be required to repair or replace) the heating, ventilating, and air conditioning equipment. Landlord shall, in addition, supply reasonable snow removal for the walkways and parking areas of the Property. Tenant shall notify Landlord immediately when any repair to be made by Landlord is necessary. If any portion of the Shopping Center or the Premises is damaged through the fault or negligence of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs and Tenant shall, on demand, pay the cost thereof, as Other Charges. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which notice Landlord shall have reasonable opportunity to repair same or cure such defect. For the purposes of making any repairs or performing any maintenance, Landlord may temporarily block, close or change any entrances, doors, corridors, elevators, or other facilities in the Shopping Center or in the Premises, and may close, block or change sidewalks, driveways or parking areas of the Property, provided, however, that during any period of time that access to the Premises is blocked or closed,

Landlord shall provide reasonable alternative access to the Premises at all times. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

                  (c) Inspection. Tenant shall permit Landlord, its agents, employees and contractors, at any time in the event of an emergency, and otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Shopping Center, as may be necessary or desirable to safeguard, protect or preserve the Premises, the Shopping Center or Landlord's interests; to operate or improve the Shopping Center; to comply on behalf of Tenant with all laws, orders and requirements of governmental or other authority (if Tenant fails to do so); to examine the Premises to verify Tenant's compliance with all of the terms, covenants, obligations and conditions of this Lease; or to exercise any rights with respect to the Premises that Landlord may exercise in the event of default by Tenant.

         11.      Common Areas.

                  (a) Grant. During the Lease Term, Landlord grants to Tenant, its employees, customers and invitees, a nonexclusive license to use, in common with all others to whom Landlord has granted or may hereafter grant a license to use, the common areas of the Property, including but not limited to, the sidewalks, exits, entrances, restrooms, parking areas below), driveways and landscaped areas (collectively, the "Common Areas") subject to reasonable rules and regulations respecting the Common Areas as Landlord may from time to time promulgate. The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises, except as provided in 11(d) hereinbelow. The Common Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Shopping Center and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities.

                  (b) Employee Parking Areas. Tenant and its employees shall park their cars only in such areas designated for that purpose by Landlord, provided, however, that such employee parking area shall be within the southern half of the Shopping Center unless otherwise approved in advance by Tenant.
Tenant shall furnish Landlord with automobile license numbers assigned to Tenant's car(s) and cars used by its employees within five (5) days after taking possession of the Premises and shall thereafter notify Landlord of any changes in such information within five (5) days after such changes occur. If Tenant or its employees shall fail to park their cars in such designated parking areas, Landlord shall have the right to charge Tenant, as Other Charges under this Lease, the sum of Ten Dollars ($10.00) per day per car parked in violation of the provisions of this Paragraph 11. Tenant shall notify its employees in writing of the provisions of this Paragraph 11.

                  (c) Right to Change Common Areas. Landlord may do and perform such acts in and to the Common Areas as, Landlord, in its sole discretion, shall determine to be advisable. Landlord hereby reserves the right to make alterations, additions, deletions or changes to the Common Areas, including, but not limited to, changes in its size and configuration.

                  (d) Food Zone. Landlord intends to provide a portion of the Common Area for tables and chairs primarily but not exclusively for customers of restaurant-type tenants in the Shopping Center to eat and drink food and beverages purchased at the Shopping Center ("Food Zone"). The use of the Food Zone may, at the election of each such restaurant-type tenant and as their sole liability, include the consumption of alcoholic beverages, subject to the rules and regulations imposed by governing authorities (including but not limited to the Alcohol Beverage Control Board). As between Landlord and Tenant, Landlord shall at all times have the right and privilege of determining the nature and extent of the Food Zone and of any and all fixtures, property and equipment furnished to or installed therein and making such changes, rearrangements, additions or reductions (including elimination thereof) therein and thereto from time to time, which, in its reasonable opinion, are deemed to be desirable and for the best interest of a significant number of persons using the Food Zone or the Shopping Center or which are made as a result of any federal, state or local environmental or other law, rule, regulation, guideline, judgment or order. Notwithstanding the foregoing, so long as alcohol is allowed to be served in the Food Zone, the boundaries thereof shall be clearly marked, and initially the Food Zone will be clearly marked on site in the area approximately cross-hatched on Exhibit A hereto. Tenant acknowledges that Landlord may at any time elect to discontinue the operation of the Food Zone and that Tenant is not entitled to an interest in the Food Zone area.

         From time to time during the term of this Lease, Landlord shall have the right to promulgate (or revise) reasonable rules and regulations relating to the operation and maintenance of the Food Zone as Landlord deems appropriate and in the best interests of Landlord and tenants of the Shopping Center. Such reasonable rules and regulations shall be binding upon delivery to Tenant. As a part of such rules and regulations, Landlord shall have the right to establish hours of operations of the Food Zone.

         12.      Utilities.

                  (a) Payment. Tenant shall promptly pay for utilities rendered or furnished to the Premises from the date Landlord delivers possession of the Premises to Tenant and continuing throughout the term of this Lease, including water and sewage charges (if separately metered), electricity, telephone and gas ("Utility Expenses"). Landlord shall not be liable for any permanent or temporary interruption of utility services nor shall any of Tenant's obligations under this Lease be affected by any such interruption of utility services.

                  (b) Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands, including attorneys' fees, as a result of a lien being imposed upon the Premises by virtue of Tenant's failure to pay all or any part of Utility Expenses.

                  (c) Energy Curtailment. Landlord and Tenant specifically acknowledge that energy shortages in the region in which the Property is located may from time to time necessitate reduced or curtailed energy consumption on the Property. Tenant shall comply with all such rules and regulations as may be promulgated from time to time by any governmental authority with respect to energy consumption, and during such period of time as such governmental authority may so require, Tenant shall reduce or curtail operations in the Premises as shall be directed by Landlord or such governmental authority. Compliance with such rules and regulations and/or such reduction or curtailment of operation shall not constitute a breach of Landlord's covenant of quiet enjoyment or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution or abatement in Base Rental during the periods of reduction or curtailment of operations.

         13. Estoppel Certificates. Within twenty (20) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, prospective mortgagee, land lessor or prospective purchaser of the Property or any part thereof, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit E and incorporated herein by reference. Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Paragraph 13 may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property. If Tenant fails to provide such estoppel certificate with twenty (20) days after Landlord's request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

         14. Mutual Indemnification. Subject to Paragraph 16 hereof, Landlord shall Indemnify Tenant from and against all claims, losses, costs, damages, and expenses, including attorneys' fees and costs of suit ("Losses and Liabilities") arising from injury to any person or property, or loss of life arising out of Landlord's use, operation or maintenance of the Common Area, and Tenant shall Indemnify Landlord from and against Losses and Liabilities arising from injury to any person or property, or loss of life, arising out of Tenant's use, operation or maintenance of the Premises. The parties' indemnity obligations hereunder shall survive the expiration or earlier termination of this Lease.

         Indemnify means that a party (Indemnitor) shall indemnify, protect and defend the other party (Indemnitee) from and against all Losses and Liabilities, resulting from the death, bodily injury or personal injury of any person or physical damage to, or (in case of a mechanic's lien) economic loss of, any property arising out of the specified duties or conduct of the Indemnitor or its agents and employees. An Indemnitee includes a party and its representatives. No party shall be obligated to indemnify a proposed Indemnitee where the Losses and Liabilities (a) are caused, in whole or in part, by the Indemnitee's act, omission or negligence, or (b) has been released and waived in accordance with Paragraph 16.

         15.      Insurance.

                  (a) Tenant's Insurance. Tenant, at its sole cost and expense, shall carry from the earlier of the date Tenant enters the Premises with Landlord's consent or the Commencement Date and continuing during the entire Lease Term, the following types of insurance:

                           (i) Commercial general liability insurance on an occurrence basis against injuries to persons occurring in, upon or about the Premises, with minimum coverage of Two Million Dollars ($2,000,000.00) per occurrence, and One Million Dollars ($1,000,000.00) for property damage;

                           (ii) Fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, trade fixtures, floor coverings, wall coverings, furnishings, furniture, and contents for their full insurable value on a replacement cost basis;

                           (iii) Business interruption insurance, against loss or damage resulting from the same risks as are covered by the insurance mentioned in Paragraph (i) above in an amount equal to the aggregate of one (1) year's requirement of (A) Base Rental, (B) the amounts payable by Tenant for Additional Rental as provided in Paragraph 4(c), and (C) insurance premiums necessary to comply with this Paragraph 15; and

                           (iv) Workers'  Compensation or similar insurance,  if
and to the extent required by law and in form and amounts required by law.

                  (b) Landlord as Additional Insured. All such insurance required to be maintained by Tenant shall name Landlord, and at Landlord's request, Landlord's property manager, as an additional insured and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in the 1996 edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located. Tenant shall deliver to Landlord copies of such policies and customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least sixty (60) days' prior written notice thereof.

                  (c) Landlord's Insurance. Landlord shall maintain in force, at all times during the Lease Term, a policy or policies of all risk insurance covering the Shopping Center, exclusive of any items insured by Tenant, in an amount equal to one hundred percent (100%) of its replacement cost (exclusive of the cost of excavations, foundations and footings). Further, Landlord shall maintain in force, at all times during the Lease Term, a commercial general liability insurance policy or policies for liability for bodily injury to persons and damage to property occurring in or about the Common Area. Said insurance policy or policies shall be in an amount not less than a combined single limit liability of Two Million Dollars ($2,000,000) per occurrence.

                  (d) Increase in Premiums. If insurance premiums payable by Landlord or any other tenant are increased as a result of any breach of Tenant's obligations under this Lease or as a result of Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord an amount equal to any increase in such insurance premiums.

         16. Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or in any manner growing out of or connected with Tenant's use and occupation of the Premises, the Shopping Center or the Property or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees; provided, however, that this release shall apply only to the extent that such business interruption or loss or damage is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Paragraph 16 shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence hereof. Because this Paragraph 16 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company that has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages because of the mutual waivers contained in this Paragraph 16.

         17. Holding Over. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, Tenant shall, from that day forward, be a tenant from month to month and Tenant shall pay Landlord rent at two (2) times the monthly rate in effect immediately prior to the termination of this Lease for the time the Tenant remains in possession. No acceptance of rent by, or other act or statement whatsoever on the part of Landlord or its agent or employee, in the absence of a writing signed by Landlord, shall be construed as an extension of or as a consent for further occupancy. Tenant shall indemnify Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Paragraph 17 do not exclude pursuit of Landlord's right of re-entry or any other right hereunder.

         18.      Assignment and Sublease.

                  (a) Prohibition. Provided Tenant is not then in default, upon thirty (30) days' notice to Landlord, Tenant shall have the right to assign this Lease, or sublet all or any portion of the Premises, with Landlord's reasonable prior written approval. Landlord shall not withhold its approval of such transfer if (i) the transferee's proposed use of the Premises is consistent with a "first-class promotional retail center", transferee will be operating the proposed use in substantially all of the Premises (provided, however, that the foregoing clause shall not imply any greater requirement to operate than is otherwise described in Paragraph 7a hereof), and the proposed use is not a Restricted Use at the time of the proposed transfer, or an existing primary use of another tenant on the Property (where "primary use" shall mean such other tenant operates fifty percent (50%) or more of its floor area for such use or derives fifty percent (50%) or more of its Gross Sales from such use), and (ii) the proposed transferee has a reasonably acceptable net worth and business experience respecting its proposed use of the Premises. Tenant shall not require Landlord's approval, and shall be released from all obligations and liabilities accruing and arising under the Lease from and after the date of an assignment of the Lease, provided that Tenant notifies Landlord in writing as described in Paragraph 18(b) hereof, and provided that the assignee, in addition to satisfying the requirements of subpart (i) of this Paragraph 18(a) (A) has a net worth equal to or greater than One Million Three Hundred Thousand Dollars ($1,300,000.00), and (B) has earned a profit during each of the past three (3) full fiscal years in operating its retail business. If Tenant is not released because all of the foregoing criteria are not satisfied, Tenant shall remain fully responsible, and jointly and severally liable for the payment of the rent and for compliance with all other obligations imposed upon Tenant under the terms, provisions and covenants of the Lease, notwithstanding that Landlord approves the assignment. Any single transfer of, or successive transfers cumulating, fifty percent (50%) or more of the stock or ownership interest in Tenant shall be an assignment of this Lease for purposes of this Paragraph 18.

                  Notwithstanding anything in this Lease to the contrary, none of the following events shall be an assignment of the Lease or sublease of the Premises ("transfer") that is subject to Landlord's approval or right to cancel under Paragraph 18(c), and the transferee in each event shall be entitled to exercise (subject to the terms and conditions of the Lease) all rights of the original Tenant, including without limitation, those under Paragraphs 1(i) (rent abatement), 3(b) (Lease termination), and 3(c) (Option Terms), provided that Tenant shall notify Landlord as described in Paragraph 18(b) (excluding the first sentence thereof):

     (i) a transfer to an Affiliate (as hereinafter defined);

     (ii) a transfer in connection with a merger or consolidation with, or sale to, a buyer of substantially all of the assets of at least three (3) toy stores of Tenant and its Affiliates in Southern California;

     (iii) Tenant or any Affiliate becomes a public corporation pursuant to California law and regulations of the California Commissioner of Corporations.

                  "Affiliate" is any individual, corporation, partnership, firm, association or entity that, directly or indirectly, Controls, is Controlled by, or is under common ownership or Control with, Tenant.

                  "Control" is the power, exercisable jointly or severally to manage and direct any individual, corporation, partnership, firm, association or entity through direct or indirect ownership of corporate stock, voting rights or partnership interest.

                  (b) Notice/Documentation. Tenant's notice of an assignment or sublease shall include evidence of the transferee's net worth and past business profit (as shown in financial statements and tax returns) and copies of all proposed agreements and documents (collectively, the "Transfer Documents") memorializing, facilitating and/or evidencing the proposed assignment or sublease. The Transfer Documents shall expressly provide that an assignee assumes the Lease and agrees to be bound by all of the terms, covenants, conditions, provisions and agreements of the Lease to the extent applicable and a subtenant is bound by all of Tenant's duties under the Lease except payment of rent; provided, however, that upon the occurrence of an "event of default" as set forth in Paragraph 23 hereof, if all or any part of the Premises is then assigned, sublet, transferred or occupied by someone other than Tenant, then, in addition to any other remedies provided in this Lease or provided by law, Landlord, at its option, may collect directly from the assignee, subtenant, transferee or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation of the Lease or a release of Tenant's duties under the Lease. Upon consummation of the assignment or sublease, Tenant shall promptly deliver a copy of the executed Transfer Documents to Landlord and Landlord shall not be required to acknowledge a transfer (whether or not Landlord has consented thereto) prior to receiving a copy of said executed documents. Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting not in compliance herewith shall be void and of no force or effect.

                  (c) Option to Cancel. After receiving notice of Tenant's intended assignment or sublease, Landlord shall have the right to approve or disapprove the transfer as provided hereinabove, or to terminate this Lease on thirty (30) days' notice to Tenant unless Tenant rescinds its prior notice of assignment or sublease within said thirty (30) day period. If the Lease so terminates, Tenant shall be released from all unaccrued liabilities.

                  (d) Excess Rent. On the effective date of transfer by assignment of this Lease or sublease of the Premises, the Base Rental for the portion of the Premises transferred shall be increased by one-half (1/2) of all rent and other consideration the transferee shall pay to Tenant (as and when so paid) pursuant to the executed Transfer Documents in excess of the total rent otherwise payable under this Lease. In no event shall the Base Rental, after such assignment or subletting, be less than the Base Rental payable immediately prior to such assignment or subletting.

         19. Quiet Enjoyment. If Tenant shall pay the rents and other sums due to be paid by Tenant hereunder as and when the same become due and payable, and if Tenant shall keep, observe and perform all of the other terms, covenants and agreements of this Lease on Tenant's part to be kept, observed and performed, Tenant shall, at all times during the Lease Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, except for regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant's business operations.

         20. Compliance with Laws and with Rules and Regulations.

     (a) Laws. Tenant, at its sole cost and expense, shall procure any permits and licenses required for the transaction of Tenant's business in the Premises. Tenant, at its sole cost and expense, shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations, including, but not limited to, the Americans With Disabilities Act of 1990, of all state, federal, municipal and other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises, the Shopping Center and the Property at any time in force, applicable to the
Premises or to Tenant's use thereof (collectively, "Applicable Laws"), except that Tenant shall not be under any obligation to comply with any Applicable Law requiring any structural alteration of the Premises, unless such alteration is required because of a condition that has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements under this Lease. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant. Tenant shall provide Landlord with written notice if Tenant is aware of, or has received a communication regarding, an actual or alleged violation of Applicable Laws. If Tenant is required to take action to effectuate compliance with Applicable Laws, Tenant shall have thirty (30) days, or such additional time as is necessary to cause any necessary improvements and alterations to be made so long as Tenant diligently and continuously attempts to effectuate the same, to comply with Applicable Laws. If Tenant fails to comply as aforesaid, Landlord shall have the right, but not the obligation, to make such improvements and alterations as is necessary to comply with Applicable Laws and such sums expended by Landlord shall be immediately due and payable by Tenant as Other Charges under this Lease.

                  (b) Rules and Regulations. Tenant shall comply with all rules and regulations for the Shopping Center that Landlord may from time to time promulgate and/or modify relating to the use and operation of the Shopping Center. Notwithstanding anything contained in this Lease, Landlord shall not be responsible nor liable to Tenant, it agents, representatives, employees, invitees or licensees, for the nonobservance by any other tenant of any rules and regulations.

         21.      Fire and Casualty.

                  (a) Right to Terminate Lease. If (i) the Premises or the Building shall be damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof during the last two years of the Lease Term, or,
(ii) the Premises or the Shopping Center shall be damaged as a result of a risk which is not required to be covered by Landlord's insurance, then in any such event, Landlord may terminate this Lease by notice given within ninety (90) days after such event and upon the date specified in such notice, which shall not be less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate, and Tenant shall vacate and surrender the Premises to Landlord; provided, however, that if Landlord elects to terminate the Lease as a result of damage described in clause (i) hereinabove, and Tenant notifies Landlord in writing of its election to extend the Lease Term according to Tenant's rights described in Paragraph 3(c) hereof within thirty
(30) days following receipt of the termination notice from Landlord, Landlord's notice of termination shall be null and void.

                  (b) Obligation to Rebuild. If this Lease is not terminated pursuant to Paragraph 21(a) above, Landlord shall proceed with due diligence to restore, repair and replace the Premises and the Shopping Center to the same condition as they were in as of the Commencement Date, to the extent such prior condition can be achieved by use of available insurance proceeds. If the casualty, repairing or rebuilding shall render the Premises untenantable, in whole or in part, a proportionate abatement of the Base Rental shall be allowed from the date when the damage occurred until completion of the repairs of rebuilding or, in the event Landlord elects to terminate this Lease, until said date of termination. Said proportionate abatement shall be computed on the basis of the ratio which the amount of floor space rendered untenantable bears to the total floor space of the Premises. Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant. In all cases, due allowance shall be given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control.

         22.      Eminent Domain.

                  (a) Termination of Lease. If all or substantially all of the Premises or of the Property shall be taken for at least the unexpired portion of the Lease Term for any public or quasi-public use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate on the date when possession of the Premises or the Property, as the case may be, shall be acquired by the condemning authority.

                  (b) Right to Terminate Lease. If less than all or substantially all of the Premises, the leasehold estate or the Property shall be taken and (i) the part so taken includes thirty percent (30%) or more of the Premises, or (ii) the part so taken includes fifty percent (50%) or more of the Shopping Center, or (iii) the part so taken consists of thirty percent (30%) or more of the total parking area on the Property, or (iv) such part so taken results in completely cutting off direct access from the primary thoroughfare providing access to the Premises, then, and in any such event, within a period of thirty (30) days after notice of such taking, either party may elect to terminate this Lease by giving written notice to the other party, which termination shall be effective on the date when possession of the Premises or the Property, as the case may be, shall be acquired by the condemning authority.

         If Tenant does not elect to terminate the Lease following a partial taking of the leasehold estate, Tenant shall be entitled to the entire condemnation award related to the leasehold estate. Otherwise, if either
Landlord or Tenant elects to terminate this Lease as described in these Paragraphs 22(a) and (b), all awards from such taking shall belong to Landlord and Tenant hereby assigns to Landlord all its right, title and interest to any such awards; provided, however, that Tenant reserves unto itself the right to prosecute, in a subsequent apportionment proceeding, any claim for the unamortized cost of Tenant's Work paid by Tenant, any injury caused to trade fixtures and equipment or for moving expenses.

                  (c) Repair. If this Lease is not terminated pursuant to the provisions of Paragraphs 22(a) or (b) above, then Tenant shall, at its own cost and expense and with reasonable promptness, restore the remaining portion of the Premises to the extent necessary to reconstitute the improvements thereon lien-free and in a good and workmanlike manner as a complete architectural unit, susceptible to the same use as that which was in effect immediately prior to such taking; and Landlord shall make available to Tenant for such purpose such awards as Landlord actually receives, up to, but not to exceed, Tenant's reasonable expenses incurred in so doing. If Tenant restores the Premises or any part thereof pursuant to this Paragraph 22, such restoration shall be governed by, and Landlord shall have the rights set forth in Paragraph 8.

                  (d) Temporary Requisition. In the event of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military, Tenant shall retain any award or payment therefor, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise; provided, however, that Tenant shall continue to pay Base Rental during the period of such temporary requisition.

                  (e) Notice of Taking. Landlord shall notify Tenant of any taking of the Premises contemplated by a public authority. No taking or temporary requisition shall constitute a breach of Landlord's covenant of quiet enjoyment, nor shall rent abate if this Lease is not terminated.

         23.      Default.

                  (a) Events of Default. If (i) Tenant fails to pay when due any rent, or any other sums required to be paid hereunder by Tenant, and Tenant shall fail to cure said default within ten (10) days after receipt of written notice thereof by Landlord; or (ii) Tenant defaults in the performance or observance of any other agreement or condition on its part to be performed or observed, and Tenant shall fail to cure said default within thirty (30) days after receipt of written notice thereof by Landlord; or (iii) Tenant or Guarantor (any of them if more than one) files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Premises, or makes any general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or (iv) a court enters an order, judgment or decree approving a petition filed against Tenant or Guarantor (any of them if more than one) seeking any arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or (v) Tenant fails to operate or closes its business upon the Premises during the first three (3) Lease Years, for reasons other than fire or other casualty or condemnation, for a period of fifteen (15) consecutive days; or (vi) Tenant abandons the Premises; then any of the foregoing shall be deemed a default under this Lease.

                  (b) Termination Remedy. If a default by Tenant occurs, then and at any time thereafter, in addition to any other rights or remedies available to Landlord at law or in equity, Landlord shall have the immediate option, but not the obligation, to terminate this Lease and all rights of Tenant hereunder without further notice or demand of any kind to Tenant or any other person, except as required by applicable state law. In the event that Landlord shall elect to so terminate this Lease, then Landlord, as provided in California Civil Code Section 1951.2, may recover from Tenant:

     (i) The worth at the time of award of any unpaid rent and other charges which had been earned at the time of such termination; plus

     (ii) The worth at the time of the award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

     (iii) The worth at the time of award of the amount by which the unpaid rent and other charges for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss which Tenant proves reasonably could be avoided; plus

     (iv) The total value at the time of the award of all of the concessions granted to Tenant at the time of signing this Lease prorated based on the remainder of the initial term of the Lease; plus

     (v) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to any cost or expense incurred by Landlord in (i) terminating the Lease or retaking the Premises, including reasonable attorney fees therefor, (ii) maintaining or preserving the Premises after such default, (iv) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) leasing commissions and (v) any other costs necessary or appropriate to relet the Premises; plus

     (vi) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         As used in Paragraphs 23(b)(i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the Default Rate. As used in Paragraph 23(b)(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point per annum.

         All rent, other than Base Rental, including without limitation Percentage Rental and Operating Expenses shall, for the purposes of calculating any amount due under the provisions of (b)(3) of this Paragraph 23, be computed on the basis of the highest annual amount of such rental paid to Landlord during the three (3) Lease Years immediately preceding termination of the Lease except that, if it becomes necessary to compute such rental before such a 3-year period has occurred, then such rental shall be computed on the basis of the highest annual or annualized amount accruing during such shorter period.

                  (c) Right to Continue Lease in Force. If Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. Tenant acknowledges that Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, since Tenant acknowledges Tenant has the right to sublease or assign subject only to reasonable limitations as set forth in Paragraph 18 hereof.)

                  (d) No Deemed Termination. Landlord shall not be deemed to have terminated this Lease, Tenant's right to possession of the Premises or the liability of Tenant to pay rent thereafter accruing or its liability for damages under any of the provisions hereof, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

                  (e) Inducement Recapture in Event of Default. Any agreement by Landlord for (i) free or abated rent, (ii) payment of any improvement allowance,
(iii) payment of any leasing commission whether or not set forth in the Lease or
(iv) the providing to Tenant of any other bonus, inducement or consideration for Tenant's entering into this Lease (all of which concessions are hereinafter referred to as "Inducement Provisions(s)") shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or otherwise observed by Tenant during the Initial Term or during such subsequent Option Term for which said Inducement Provision was granted. Upon the occurrence of any default (as defined in Paragraph 23(a) of this Lease) of this Lease by Tenant, any such Inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect, and any amount paid or concession already given to Tenant or paid in connection with the Lease or Tenant's occupancy of the Premises under any Inducement Provisions with respect to the portion of the Lease Term for which the Inducement Provision was granted shall be immediately revoked and due and payable by Tenant to Landlord as additional rent under this Lease, in addition to any other damage or sum which Landlord may be entitled to recover under the provisions of this Paragraph 23.

                  (f) Removal of Property. Upon the termination of this Lease or of Tenant's right to possession of the Premises by lapse of time or earlier termination as herein provided, Tenant shall remove its property from the Premises. Any such property of Tenant not removed from the Premises by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, whichever occurs earlier, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

     (g) Landlord's Right to Pay or Perform. If Tenant at any time fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, which amount shall be deemed to be rent due and payable by Tenant, upon demand by Landlord, and Landlord shall have the same rights and remedies for the nonpayment thereof, as in the case of default in the payment of rent.

     (h) Remedies Cumulative. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

         24. Waiver of Default or Remedy. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

         25.      Landlord's Lien.  [Intentionally omitted.]

         26.      Uniform Commercial Code.  [Intentionally omitted.]

         27. Force Majeure. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials or governmental permits, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other condition beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay. No such interruption of any service to be provided by Landlord shall ever be deemed to be an eviction, actual or constructive, or disturbance of Tenant's use and possession of the Premises, the Shopping Center or the Property.

         28.      Subordination of Lease.

                  (a) Landlord reserves the right and privilege to subject and subordinate this Lease to any and all mortgages, deeds of trust or land leases now existing upon or that may be hereafter placed upon the Premises and the Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and if such right is exercised, the lien of any such mortgages, deeds of trust or land leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby. In confirmation of such subordination, Tenant shall, on request of Landlord or the holder of any such mortgages, deed(s) of trust and land leases, execute and deliver to Landlord within ten (10) days any instrument that Landlord or such holder may reasonably request.

                  (b) If the interest of Landlord under this Lease shall be transferred by reason of foreclosure, deed in lieu of foreclosure, or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the Lease Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the Landlord under this Lease, and at the option of Purchaser, Tenant shall attorn to the Purchaser (including the mortgagee under any such mortgage, if it be the Purchaser), as its Landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the Lease Term, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

                  Notwithstanding the foregoing provisions of this Paragraph 28, Tenant's obligation to subordinate its rights hereunder or to attorn to any Purchaser as provided hereinabove is expressly subject to agreement by any such lienholder or Purchaser to recognize Tenant's Lease and, provided Tenant is not in default of the Lease beyond any applicable cure periods, not disturb Tenant's possession of the Premises on foreclosure.

         29. Notices and Consents. All notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by overnight courier (a) if for Tenant, addressed to Tenant at the Shopping Center with a copy to the address set forth in Paragraph 1(c) above, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord, to the address set forth in Paragraph 1(a) above and to the address set forth in Paragraph 1(b) above, or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for herein must be in writing to be valid. Notice shall be deemed to have been given if addressed and mailed as above provided on the date two (2) days after deposit in the United States mail or one (1) day after deposit with an overnight courier.

         30.      Security Deposit.  [Intentionally deleted.]

         31. Miscellaneous Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. If any or all of Tenant's fixtures, furnishing, equipment and other personal property, upon Tenant's occupancy of the Premises, are assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

         32. Brokerage Commission. Except for any broker, agent or other person identified in Paragraphs 1(s) and 1(t) above, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord hereby agrees to pay to Landlord's broker identified in Paragraph 1(s) above ("Agent") a leasing commission as set forth in that certain Property Management Agreement between Landlord and Agent, from which Agent shall pay "co-op" leasing commission to Tenant's broker identified in Paragraph 1(t) above ("Co-op Broker"). Landlord and Tenant each agree to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person (including, without limitation, Co-op Broker) claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this Paragraph 32 shall survive the termination of this Lease.

         33.      Hazardous Devices and Contaminants.

                  (a) Prohibition. Except with the prior written consent of Landlord, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with Requirements of Law (as hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or dispose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises.

                  (b) Indemnification by Tenant. Tenant shall indemnify and hold harmless Landlord, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including attorneys' fees (including, but not limited to, attorneys' fees to enforce Tenant's obligation of indemnification under this Paragraph 33(b)), relating to any environmental liability resulting from (i) any Release (as hereinafter defined) of any Contaminant at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Lease Term; (ii) during the Lease Term, any generation, transport, storage, disposal, treatment or other handling of any Contaminant at the Premises, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises; and (iii) any activities at the Premises during the Lease Term that in any way might be alleged to fail to comply with any Requirements of Law. The provisions of this Paragraph 33(b) shall survive the termination of this Lease.

                  (c) Indemnification by Landlord. Landlord shall indemnify and hold harmless Tenant, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including attorneys' fees (including, but not limited to, attorneys' fees to enforce Landlord's obligation of indemnification under this Paragraph 33(c)), relating to any environmental liability caused solely by Landlord's actions and resulting from (i) any Release (as hereinafter defined) of any Contaminant at the Common Area or emanating from the Common Area to adjacent properties or the surrounding environment during the Lease Term; (ii) during the Lease Term, any generation, transport, storage, disposal, treatment or other handling of any Contaminant at the Common Area, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Common Area; and (iii) any activities at the Common Area during the Lease Term that in any way might be alleged to fail to comply with any Requirements of Law. The provisions of this Paragraph 33(b) shall survive the termination of this Lease.

                  (d)      Definitions.

                           (i) "Contaminant" shall mean any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, provincial or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.

                           (ii) "Requirements of Law" shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.


                           (iii) "Release" shall have the same meaning as in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

         34. Exculpation. This Lease is executed by certain general partners of Landlord, not individually, but solely on behalf of, and as the authorized nominee and agent for STRBO, and in consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to STRBO's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.

         35. Signs. On or before the date that Tenant opens for business on the Premises, Tenant, at its sole cost, shall erect an appropriate sign advertising Tenant's business on the portion of the exterior of the Premises designated by Landlord for the placement of Tenant's sign in conformity with Exhibit F, attached hereto and incorporated herein by reference. The size, type, design, wording, appearance and location of all signs shall require Landlord's written approval prior to installation. All signs shall comply with Exhibit F, and Tenant shall obtain all requirements of appropriate governmental authority and all necessary permits or licenses. Tenant shall maintain all signs in good condition and repair at all times and shall indemnify and hold Landlord harmless from injury to person or property (including attorneys' fees and costs of suit) arising from the erection and maintenance of said signs. Further, Tenant shall move and reinstall Tenant's sign to a place designated by Landlord in front of the Premises at Tenant's expense upon notice from Landlord if Landlord elects to remodel the exterior of the building in which the Premises are located. Also, if as a part of remodeling specifications, a new exterior tenant sign criteria is developed by Landlord, then within 60 days after Tenant's receipt of written notice of said new sign criteria, Tenant shall, at Tenant's expense, remove all existing signs and replace the same with new signs in accordance with new sign criteria. Upon vacating the Premises, Tenant shall remove all signs and repair all damages caused by installation and removal.

         36. Locks. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. Except for those keys provided by Landlord, no keys for any door shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or termination of this Lease. Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Premises.

         37. Employment. If either party employs, directly or indirectly, unionized labor whose activities illegally interfere with (a) in the case of Tenant, the employees of Landlord or the customers of other tenants at the Property, or (b) in the case of Landlord, the customers of Tenant, each such employer party shall, at its sole cost, use all commercially reasonable efforts, including commencing appropriate administrative or judicial proceedings, to prevent such interference.

         38. Plumbing. Tenant must observe strict care and caution that all water faucets and water apparatus are shut off before Tenant or its employees leave the Premises to prevent waste or damage. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

         39.  Certain  Rights  Reserved  to  Landlord.   Landlord  reserves  the
following rights:

     (a) To name the Shopping Center and to change the name or street address of the Shopping Center;

     (b) On reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Lease Term, and to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the Lease Term; and

     (c) To install vending machines of all kinds on the Property and to receive all of the revenue derived therefrom; provided, however, that no vending machines shall be installed by Landlord in the Premises.

         40. Guaranty. At Landlord's election, the effectiveness of this Lease is conditioned upon the Guarantor set forth in Paragraph 1(u) above (i) executing the Guaranty attached to this Lease as Exhibit G and delivering it to Landlord before or concurrently with Tenant's execution and delivery of this Lease to Landlord, and (ii) delivering to Landlord, along with such originally executed Guaranty, such evidence as Landlord shall require that (A) the Guaranty has been duly authorized, executed and delivered pursuant to all necessary corporation actions (if applicable) such as broad-form resolution, if sufficiently current and specific, (B) the Guaranty is binding on and enforceable against the Guarantor in accordance with its terms, and (C) the individual(s) executing and delivering the Guaranty are empowered to do so pursuant to all necessary corporate authorizations (if applicable) such as a broad-form resolution and an incumbency certificate, if sufficiently current and specific.

         41.      Miscellaneous.

                  (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Lease Term or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

                  (b) The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (and/or ground lessor, as the case may be) for the time being of the Premises. If the Premises or the underlying lease, if any, be sold or transferred, the seller thereof shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations contained in this Lease to be performed on the part of Landlord hereunder, it being hereby agreed that the covenants and obligations, contained in this Lease to be performed on the part of Landlord, hereunder it being hereby agreed that the covenants and obligations contained in this Lease shall be binding under Landlord, its successors and assigns, only during their respective successive period of ownership.

                  (c) It is understood that Landlord may occupy portions of the Shopping Center in the conduct of Landlord's business. In such event, all references herein to other tenants of the Shopping Center shall be deemed to include Landlord as occupant.

                  (d) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or implying covenants and conditions were used in each separate instance.

                  (e)  In  the  event  of   variation   or   discrepancy   among
counterparts, Landlord's original copy of this Lease shall control.

                  (f) This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant's rights of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

         42. Relationship of Parties. Any intention to create a joint venture, partnership or principal and agent relationship between the parties hereto is hereby expressly disclaimed. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

         43. Gender and Number. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

         44. Topic Headings. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the construction of this Lease.

     45. Counterparts. Several copies of this Lease may be executed by all of the parties. All executed copies constitute one and the same Lease, ------------ binding upon all parties.

         46. Entire Agreement. This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter. No representations, arrangement, or understandings except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

         47. Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereby agree that the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred. A party shall be deemed "prevailing" if such party is entitled by law to recover its costs in the action, whether or not the action proceeds to final judgment. A party not entitled to recover its costs shall not recover attorney fees; provided, however, where a party institutes and then dismisses an action against a defendant party without the latter's concurrence, such defendant party shall be the prevailing party. A final judgment shall specify the prevailing party's right to recover its costs of the action (including attorney fees and costs) incurred in enforcing, perfecting and executing such judgment, including all costs incurred in connection with postjudgment motions, contempt proceedings, garnishment, levy and debtor/third party examinations, discovery, and bankruptcy litigation. The term "attorney fees" includes fees of outside legal counsel and reasonable costs allocable to a party's in-house legal counsel.

         48. Governing Law; Invalidity of any Provisions. This Lease shall be subject to and governed by the laws of the state in which the Premises are located. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


LANDLORD:

OTR, an Ohio general partnership, acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO
--------------------------------

By:____________________, a general partner

TENANT:  TOYS INTERNATIONAL, A CALIFORNIA CORPORATION

By: ________________________________
Title: ______________________________

By: ________________________________
Title: ______________________________

                                    EXHIBIT A

                                    SITE PLAN

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF PROPERTY

PARCEL 1

Parcels A and C of Parcel Map No. 1228, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, January 16, 1973, as File No. 73-013497 of Official Records.

PARCEL 3:

That portion of Lot 2 of NORTH CLAIREMONT PLAZA, according to Map thereof No. 3484, filed in the Office of the County Recorder of San Diego County, August 3, 1956, described as follows:

BEGINNING at the Southeasterly corner of Lot 1 of said NORTH CLAIREMONT PLAZA; thence along the Southerly line of said Lot 2, South 89(degree) 44' 05" East 3 feet; thence North 0(degree) 15' 55" East 165 feet; thence North 89(degree) 44' 05" West 153 feet to the Westerly line of said Lot 2; thence South 0(degree) 15' 55" West 15 feet to the Northwesterly corner of said Lot 1; thence South 89(degree) 44' 05" East 150 feet to the Northeasterly corner of said Lot 1; thence South 0(degree) 15' 55" West 150 feet to the Point of Beginning.

PARCEL 4:

Lot 2 of NORTH CLAIREMONT PLAZA, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 3484, filed in the Office of the County Recorder of San Diego County, August 3, 1956.

EXCEPTING that portion described as follows:

BEGINNING at the Southeasterly corner of Lot 1 of said NORTH CLAIREMONT PLAZA; thence along the Southerly line of said Lot 2, South 89(degree) 44' 05" East 3 feet; thence North 0(degree) 15' 55" East 165 feet; thence North 89(degree) 44' 05" West 153 feet to the Westerly line of said Lot 2; thence South 0(degree) 15' 55" West 15 feet to the Northwesterly corner of said Lot 1; thence South 89(degree) 44' 05" East 150 feet to the Northeasterly corner of said Lot 1; thence South 0(degree) 15' 55" West 150 feet to the Point of Beginning.

PARCEL 5:

That portion of Lot 3 of NORTH CLAIREMONT PLAZA, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 3484, filed in the Office of the County Recorder of San Diego County, described as follows:

BEGINNING at a point in the Easterly line of said Lot 3, distant along said Easterly line South 1(degree) 44' 47" West 371.75 feet from the Southerly terminus of a 956 foot radius curve, concave Easterly in the Easterly line of said Lot; thence North 89(degree) 44' 05" West 194.58 feet; thence South 0(degree) 15' 55" West 99.97 feet to the TRUE POINT OF BEGINNING; thence North 89(degree) 44' 05" West, 28.07 feet; thence South 0(degree) 15' 55" West 220 feet to a point in the South line of said Lot 3, said point being North 89(degree) 44' 05" West, 202.77 feet from the Southeast corner of said Lot 3; thence along the South line of said Lot 3 South 89(degree) 44' 05" East 202.77 feet to said Southeast corner, being point in the arc of a 694 foot radius curve, concave Westerly, a radial line to said point bears South 77(degree) 45' 33" East; thence along the Easterly line of said Lot, Northerly along said curve, 127.11 feet, and tangent to said curve, North 1(degree) 44' 47" East to the Northerly line of the Southerly 220 feet, measured at right angles of said Lot 3; thence along said Northerly line North 89(degree) 44' 05" West to the TRUE POINT OF BEGINNING.

PARCEL 6:

NON-EXCLUSIVE EASEMENTS FOR PURPOSES DISCLOSED THEREIN OVER A PORTION OF THE LAND SHOWN THEREIN AS MORE FULLY CONTAINED AND DESCRIBED IN THAT CERTAIN DOCUMENT ENTITLED "OPERATION AND RECIPROCAL EASEMENT AGREEMENT" DATED JULY 7, 1972, RECORDED JANUARY 5, 1973, AS FILE NO. 73-003772 AND SUBJECT TO THE CONDITIONS THEREIN CONTAINED IN SAID DOCUMENT.


PARCEL 7:

NON-EXCLUSIVE EASEMENTS FOR PURPOSES DISCLOSED THEREIN OVER A PORTION OF THE LAND SHOWN THEREIN AS MORE FULLY CONTAINED AND DESCRIBED IN THAT CERTAIN DOCUMENT ENTITLED "OPERATION AND RECIPROCAL EASEMENT AGREEMENT" DATED MARCH 27, 1972, RECORDED JANUARY 5, 1973, AS FILE NO. 73-003774 AND SUBJECT TO THE CONDITIONS THEREIN CONTAINED IN SAID DOCUMENT.

                                    EXHIBIT C

                           COMMENCEMENT DATE AGREEMENT

     THIS COMMENCEMENT DATE AGREEMENT ("Agreement") dated __________, 199___ is between OTR, an Ohio general partnership, whose address is 275 East Broad Street, Columbus, Ohio 43215, acting as the duly authorized nominee of The State Teachers Retirement System of Ohio ("Landlord"), whose address is 275 East Broad Street, Columbus, Ohio 43215, and TOYS INTERNATIONAL, doing business under the trade names Play Co. Toys or Toys International ("Tenant"), whose address is 550 Rancheros Drive, San Marcos, California 92069.

                              W I T N E S S E T H:

         A. Landlord and Tenant executed a certain Lease dated __________, 199___ (the "Lease").

         B. The Lease provides that the Lease will commence on the date that Landlord delivers possession of the Premises (as defined in the Lease) to Tenant.

         C. Landlord and Tenant now desire to set forth in writing the actual date of delivery of the Premises and the actual commencement date of the Lease.

         NOW THEREFORE in consideration of the mutual covenants and promises contained herein and other valuable consideration, the parties agree that the Lease commenced on _________, 199___ and shall terminate on ___________ __,
____.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on the day and year first above written.

     LANDLORD: OTR, an Ohio general partnership acting as the duly authorized nominee of The State Teachers Retirement System of Ohio

---------------------------

By:___________________, a general partner


TENANT: TOYS INTERNATIONAL,
A CALIFORNIA CORPORATION

By: ________________________________
Title: ______________________________

By: ________________________________
Title: ______________________________

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

RE: Premises:
Lease Dated:
Amendment(s) Dated:
Between
and (Tenant)
Square Footage Leased:
Floor(s)/Suite #(s):

The undersigned, Tenant under the above-referenced lease ("Lease"), certifies to the following:

1. We have taken possession of and accepted the Premises described above, except as follows:




2. The lease terms as described below are true and accurate, and the lease is in full force and effect:

         Base Rent:  __________________________________________ per year
         Escalations:  ________________________________________
         Free Rent:  _________________________________________
         Commencement Date:  ___________________________________
         Expiration Date:  ______________________________________
         Renewals:  _________________________________________

3. No part of the Premises has been subleased or assigned except as follows:




4. The rent has been paid through:

5.       The security deposit is
         There are no tax or insurance escrows

6. We are not in default of our obligations under the Lease. Landlord, to the best of our knowledge, is not in default of its obligations under the Lease. There exists no defense or counterclaim to rent or other sums required to be paid by us under or pursuant to the Lease.

If Tenant is a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

Date:____________________, 199__                                       Signed:
(Signature)
(Print Name & Title)

                                 LEASE EXHIBIT F

                             CLAIREMONT TOWN SQUARE
                                 TENANT SIGNAGE
                                       for
                                  Shop Tenants
                                Major/Pad Tenants

                                December 27, 1995


OBJECTIVE

It is the purpose of this Lease exhibit to establish the requirements for the design and fabrication of primary signage for tenants at Clairemont Town Square. The Tenant Sign Criteria (Attachment A), receipt of which Tenant hereby acknowledges, provides design standards and specifications that assure consistency throughout the Shopping Center. Details are provided in such Attachment A which outline:

         o        Prohibited Signs
         o        General Provisions
         o        Design Guidelines
                  -        Design Objective
                  -        Acceptable Sign Treatments
                  -        Lighting
                  -        Colors
                  -        Typestyles
         o        Construction Requirements


TERMS AND CONDITIONS FOR SIGNAGE IMPLEMENTATION

In signing the Lease for retail space at Clairemont Town Square, Tenant acknowledges receipt of Attachment A, and agrees to the requirements contained therein and specifically the following requirements with regard to signage:

1. Tenant shall provide a minimum of one primary identification wall sign in accordance with the approved criteria.

2. Tenant shall be responsible for the following expenses relating to signage for the Premises:

     o design  consultant's  fees per Tenant Order Form attached  hereto as page
F-3

     o 100% of permit processing costs and application fees

     o 100% of costs for sign fabrication and installation including review of shop drawings and patterns (see Attachment A and Tenant Order Form)

     o all costs relating to signage removal, including repair of any damage to the building

         Tenant shall also be responsible for maintaining the appearance and operating condition of all signs once they are installed.

3. Tenant shall make a sign design submittal to the Landlord in accordance with the provisions contained herein (see "Submittals and Approvals" section).

4. The Landlord shall provide Tenant with a list of qualified sign fabricators. Only pre-qualified sign contractors approved by the Landlord shall be allowed to fabricate and install signs at Clairemont Town Square.

5. Tenant agrees to abide by all provisions, guidelines, and criteria contained within this Lease exhibit, the Tenant Sign Criteria (Attachment A), as well as with applicable City of San Diego sign regulations including the approved Sign Program. No banners, paper signs, flags or other such temporary signs and materials shall be displayed without Landlord's prior written consent. Further, no signs shall be affixed directly to the storefront glass except that Tenant may display hours of operation provided such letters do not exceed one inch in height.

6. Only those sign types provided for and specifically approved in writing by the Landlord will be allowed. The Landlord may, in Landlord's sole discretion, and at the Tenant's expense, correct, replace or remove any sign that is installed without Landlord's written approval and/or that is deemed not to be in conformance with the plans as submitted and with requirements and documents referenced herein.

7. Tenant shall maintain all storefronts in like-new condition. Landlord may, in Landlord's sole discretion and Tenant's expense, replace, refurbish or remove any sign that has become deteriorated. Tenant shall, upon expiration or earlier termination of the Lease and at Tenant's own expense, remove all signs associated with the Premises and repair building walls to their original condition; or if Tenant has not performed such removal and/or repair after expiration or earlier termination of the Lease, Landlord shall have the right to do so at Tenant's expense.


SUBMITTALS AND APPROVALS

Tenant shall provide information as requested in the Tenant Order Form attached hereto as page F-3 and return the completed form to Landlord with the designated design fee.

Landlord's design consultant shall prepare design concepts and/or signage treatment recommendations for Tenant's review and approval. Upon approval of concept design, design intent drawings will be prepared suitable for use by qualified sign fabricator.

Prior to sign fabrication, Tenant or Tenant's sign contractor shall submit for Landlord's approval three (3) sets of complete and fully-dimensioned shop drawings reflecting the sign design approved by Landlord. Shop drawings are to be submitted to Landlord within twenty (20) calendar days after design intent drawings have been approved. The shop drawings submittal shall include:

a. elevation of storefront showing design, location, size and layout of sign, drawn to scale, indicating dimensions, attachment devices and construction details.

b. sample board showing colors and materials including building fascia, letter faces, returns, and other details of construction as requested by Landlord; samples of actual paint colors and finishes.

c. section through letter and/or sign panel showing the dimensioned projection of the face of the letter and/or sign panel and the illumination.

d. full-size letter patterns for all graphics and full-size scale neon patterns for all exposed or sculpted neon.

All Tenant sign submittals shall be reviewed by Landlord and/or its agent for conformance with the provisions of the Sign Program for the center, Attachment A and this exhibit, and the design intent drawings approved by Landlord.

Within fifteen (15) business days after receipt of Tenant's shop drawings, Landlord shall either approve the submittal contingent upon any required modifications or disapprove Tenant's sign submittal, which approval or disapproval shall remain the sole right and discretion of Landlord. Tenant must continue to resubmit rejected plans until approval is obtained. A full set of final plans must be approved and stamped by Landlord prior to permit application or sign fabrication.



Following Landlord's approval of proposed signage, Tenant or Tenant's agent shall submit to the City of San Diego sign plans signed by Landlord and applications for all permits for fabrication and installation by sign contractor. Tenant shall furnish Landlord with a copy of said permits prior to installation of Tenant's sign(s).

Fabrication and installation of all signs shall be performed in accordance with the standards and specifications outlined in this exhibit and in the final approved plans and shop drawings. Landlord may, at Landlord's option, perform an in-shop inspection and buy-off of the signage prior to installation. Any work deemed unacceptable shall be rejected and shall be corrected or modified at Tenant's expense as required by the Landlord or its agent.

Tenant shall install the minimum required signage within sixty (60) calendar days after receipt of permit from the City of San Diego. If signage is not in place by that date, Landlord may order fabrication and installation on Tenant's behalf. Tenant shall reimburse Landlord for these costs.


SIGN CONTRACTOR RESPONSIBILITIES

Tenant's sign contractor is responsible to do the following:

o provide to Landlord, prior to commencing fabrication, an original certificate of insurance naming the Landlord as an additional insured for liability coverage.

o obtain approved sign permits from the City of San Diego prior to sign fabrication and deliver copies of same to Landlord.

o        prepare   for   approval    prior   to    fabrication    complete   and
         fully-dimensioned shop drawings along with items a, b, c, and d under "Submittals and Approvals" section hereof.


MONUMENT SIGN

Tenant shall install its trade name on a Tenant Monument Sign to be located on Clairemont Mesa Blvd. ("Monument Sign"), and Tenant's share of the sign ("Tenant's Sign") shall be one of the two top positions on both sides of such sign in the approximate size shown on Exhibit F, page F-5 hereto. Tenant agrees that Tenant's Sign shall be designed and installed at Tenant's expense in accordance with the provisions of this Exhibit F and with all governmental laws, rules and regulations, and that such sign shall be subject to Landlord's approval.

Tenant shall, within thirty (30) days following receipt of invoice therefor, pay its pro rata share of the cost of design and construction of the Monument Sign which share shall be based on the square footage of Tenant's Sign divided by the square footage of all sign panel space on the Monument Sign. Landlord shall maintain, repair and, if necessary, replace the Monument Sign and shall maintain and repair Tenant's Sign. Tenant shall pay its pro rata share of such maintenance, repair and replacement based on the square footage of Tenant's Sign divided by the square footage of all sign panels which are occupied on the sign at the time such expenses are incurred. If Tenant's Sign must be replaced, Tenant shall replace such sign at Tenant's expense subject to the terms of this Exhibit F regarding the initial Tenant Sign. If for any reason, for any period of time Tenant does not display Tenant's trade name on Tenant's Sign, Tenant shall cover that portion of the sign with white plexiglass or such other substance as shall be reasonably satisfactory to Landlord. If at any time for any reason Tenant does not display its trade name on Tenant's Sign for sixty
(60) days or more, Landlord may, upon written notice to Tenant, re-lease such sign to such party and upon such terms and conditions as Landlord shall choose in Landlord's sole discretion.

                                    EXHIBIT D

                               TENANT IMPROVEMENTS

            PROVISIONS RELATING TO CONSTRUCTION OF TENANT'S PREMISES

1. As soon as practicable after the final drawings and specifications have been approved by Landlord and by all applicable governmental agencies, Landlord will, at its own cost and expense, commence the erection of a building covering the Premises, unless prevented or delayed by conditions over which Landlord has no control. It is expressly understood and agreed that the building upon the Premises may constitute a portion of a larger building. In the event that prior to commencement of construction of the building of which the Premises are a part, Landlord elects not to proceed with such construction, Landlord may terminate this Lease upon notice to Tenant, and both parties shall be forthwith released.

2. When Landlord's architect (hereinafter "Project Architect") has completed drawings of the basic shell of the building (or if such drawings have already been completed, then concurrently with the execution of this Lease), Landlord shall deliver a floor plan of the Premises ("Floor Plan") to Tenant showing thereon the columns and other structural work in the Premises. Tenant acknowledges receipt of a copy of said Floor Plan.

3. Tenant's plans shall be prepared with full knowledge of and in compliance with the Floor Plan, this Exhibit D and all City, County, and State ordinances, rules and regulations relating thereto including, without limitation, the energy conservation and handicap access requirements, if applicable, of the State in which the Shopping Center is located. All drawings for Landlord's Work and Tenant's Work, as described below, are to be prepared at Tenant's expense by Tenant's architect who shall be licensed in the State in which the Shopping Center is located. All such drawings are subject to Landlord's and Project Architect's approval and in the event said drawings are not approved, for any reason whatsoever, within sixty (60) days after Tenant's receipt of the Floor Plan, this Lease shall, at the option of Landlord, be null and void and of no further force or effect.

         Tenant agrees to submit to Landlord, within twenty (20) days after receipt of the Floor Plan, fully dimensioned and detailed 1/4" scale preliminary drawings showing general layout of the interior space ("preliminary plans") including without limitation stub-out locations and sizes for electrical, plumbing, gas and telephone service, and shall outline specifications of all materials and locations thereof for all Landlord's Work. Said plans shall also include Tenant's sign drawings.

         Within forty-five (45) days after receipt of the Floor Plan, Tenant agrees to submit to Landlord two (2) sets of fully detailed and dimensioned one-quarter inch (1/4") scale construction drawings in conformance with the approved preliminary plans. These drawings shall indicate the specific requirements of Tenant's space showing clearly, without limitation, all work listed hereafter under "Landlord's Work."

4. Tenant shall submit to Landlord plans for all work described hereinafter as "Tenant's Work" simultaneously with, and in accordance with the same standards provided hereinabove for, Landlord's Work, but Tenant's plans for Tenant's Work shall be separate from Tenant's plans for Landlord's Work. The plans for Tenant's Work shall include the interior partitions, trade fixture plans, lighting, electrical outlets, signs, size and locations of equipment to be installed on the roof, if any, and all other items set forth under "Tenant's Work", and which are not a part of Landlord's Work.

5. Tenant shall be responsible for submitting improvement plans, including but not limited to drawings, specifications, California Title 24 calculations, structural calculations, samples, etc., for both Landlord's Work and Tenant's Work to the proper building authority (or health authority as applicable) to obtain a building permit. Fees for plan checking, processing, permitting, and any other fees relating to Landlord's Work and Tenant's Work shall be paid by Tenant. Landlord's Work shall be constructed by Landlord's contractor in accordance with the drawings for Landlord's Work; Tenant's Work shall be constructed by Tenant's contractor, subject to the provisions hereinafter titled "Tenant's Use of a Contractor Other than Landlord's Contractor." Both parties agree to pursue the construction work of the building diligently to completion, complying with all City, County and State ordinances, rules and regulations. Upon completion of all Tenant's Work, Tenant shall file for record in the Office of the County Recorder where the Shopping Center is located a Notice of Completion, as permitted by law.

6. Prior to commencement of construction, Landlord shall provide Tenant with a written estimate of the cost of all Landlord's Work. Tenant shall have the prior right of approval of all costs to be borne by Tenant as a part of Landlord's Work pursuant to the provisions of this Exhibit D. If Tenant fails to deliver written notice of disapproval to Landlord within ten (10) business days after receipt of a notice of costs from Landlord, Tenant shall be deemed to have approved such costs. Tenant shall pay all costs of Landlord's Work which exceed Forty-Two Thousand Nine Hundred Dollars ($42,900.00). The total amount of such estimated costs to be paid by Tenant shall be delivered to Landlord prior to the date specified by Landlord for commencement of construction of Landlord's Work.

7. Any additional charges, expenses, or costs arising by reason of any subsequent change, modification, or alteration in the approved general plans and specifications made at the request of Tenant or approved by Tenant including architect's fees, shall be at the sole cost and expense of Tenant, and Landlord shall have the right to demand payment for such change, modification, or alteration, prior to its performance of any work in the Premises. No such changes, modifications, or alterations in the said approved plans and specifications can be made without the written consent of Landlord. No part of the cost of any trade fixture or personal property of Tenant shall be payable by Landlord.

8. The parties agree to cooperate with each other and to respond with required approvals or disapprovals with reasonable diligence in order to complete Landlord's Work and Tenant's Work by the Commencement Date described in Paragraph 3(b) of the Lease. Notwithstanding any provision in the Lease to the contrary, prior to occupancy of the Premises, Tenant shall pay Base Rental at the rate specified in Paragraph 1(i), prorated for the number of days completion is delayed for any of the following reasons:

     a. Tenant's failure to submit drawings within the time periods specified in Paragraph 3, 4 or 5 of this Exhibit D. ---------

     b. Tenant's request for changes in the plans and specifications or in the construction of the work; and/or

     c. Tenant's failure to pay any costs required of Tenant pursuant to this Exhibit D, within the time periods specified herein.

9. Tenant may not require an exterior design, finish or construction other than one that has been approved by Landlord; and Landlord shall be entitled to erect and construct such exteriors in keeping with the overall plans and design of the Project Architect. Tenant shall not be permitted to maintain or place on the building or upon the Premises any awnings or other exterior appendage except with written consent of Landlord.

10. Landlord will construct for Tenant an improved shell, all in conformity with and to the extent hereinafter set forth as "Building Shell by Landlord" and "Landlord's Work." Said work, as to the building of which the Premises is a portion, shall be deemed substantially complete when it has been completed or performed per the terms and conditions of the Lease and this Exhibit D, subject only to Tenant's reasonable, good faith acceptance thereof and a "punchlist" of minor and immaterial items which are capable of completion within thirty (30) days thereafter. Landlord shall certify to Tenant in writing when Building Shell by Landlord and Landlord's Work is substantially complete(such certification shall be referred to as the "Notice of Substantial Completion"). Tenant agrees that upon receipt of the Notice of Substantial Completion and no later than three (3) business days following receipt of said notice, Tenant shall inspect and accept the Premises or notify Landlord otherwise in writing. If Tenant has not notified Landlord in writing within three (3) business days following receipt of the Notice of Substantial Completion, Tenant shall be deemed to have accepted the Premises in the condition which it may then be (except with respect to the "punchlist" items) and Tenant thereafter waives any right or claim against Landlord for any cause, directly or indirectly, arising out of the condition of the Premises, appurtenances thereto, the improvements thereon and the equipment thereof, and Tenant shall thereafter indemnify and hold harmless Landlord from liability as provided in Paragraph 14 of the Lease. Landlord shall not be liable for any latent or patent defects therein; provided, however, that Landlord warrants the Building Shell by Landlord and Landlord's Work against latent defects for a period of one year from completion.

11. Tenant shall be responsible, at its own cost and expense, to complete the work hereinafter set forth as the "Tenant's Work" in a good and workmanlike condition and shall not enter into the Premises prior to receiving the Notice of Substantial Completion from Landlord for the purpose of performing Tenant's Work or for any other reason without Landlord's prior written consent, which may be withheld in Landlord's sole discretion. If Landlord consents to Tenant's early entry, Tenant shall hold Landlord harmless and shall indemnify Landlord from any loss (including attorneys' fees) or damage to Tenant's property, fixtures, equipment and merchandise and for injury to any persons, unless such loss or damage is caused by the sole active negligence of Landlord.

12. During the construction of Landlord's Work, Landlord agrees at Landlord's expense to obtain and maintain public liability and workers' compensation insurance adequate to fully protect Tenant as well as Landlord from and against any and all liability for death of or injury to person or damage to property caused in or about or by reason of the construction of Landlord's Work. Tenant agrees at Tenant's expense to obtain or maintain public liability insurance and workers' compensation insurance as set forth in Paragraph 15(a) of the Lease adequate to fully protect Landlord as well as Tenant from and against any and all liability for death of or injury to person caused in or about or by reason of the construction of Tenant's Work.

13. Where final drawings are in conflict with this Exhibit D, the provisions of Exhibit D shall prevail.

14. Upon actual completion of the building shell of which the Premises are a part, Landlord agrees to file for record in the Office of the County Recorder where the Shopping Center is situated a Notice of Completion, as permitted by law.

                           BUILDING SHELL BY LANDLORD

         The following is a description of the building shell, and limitations of same, which will be provided by Landlord:

A.       STRUCTURE

         1.       Frame:   The  building  shall  be  of  steel  or  wood  frame,
                  reinforced concrete, or bearing wall construction designed in accordance with governing building codes.

         2. Exterior Walls: The exterior walls shall be of masonry or such other material or materials as selected by the Project Architect.

         3. Roof: The roof shall be builtup composition type, as selected by the Project Architect.

         4. Partitions: Partitions between areas shall be of wood frame, metal stud, or masonry.

         5. Stairways and Exits: Stairways and exits shall be in accordance with governing building codes.

         6. Door Frames: Rear exit exterior door frames will be hollow metal construction. Interior door frames shall be wood or metal at the option of the Landlord.

     7. Doors: (a) Interior doors wood, hollow core; (b) Exterior service doors hollow metal.

B.       STORE FRONTS

     1. Design and Installation: A standard store front shall be designed by Project Architect and installed by Landlord.

     2. Parapets, Etc.: Heights and locations of parapets and facings of parapets and bulkheads shall be approved by Landlord. Landlord reserves the right to provide a neutral strip between all stores, centered on the line defining the Premises.

         The cost of the foregoing work shall be paid by Landlord except to the extent said work is more specifically described in Landlord's Work hereinbelow. All costs described in Landlord's Work and which exceed $42,900.00 shall be paid by Tenant prior to commencement of construction.

                         DESCRIPTION OF LANDLORD'S WORK

         The following is a description of the construction, and limitations of same, which will be provided by Landlord as "Landlord's Work".

                          DESCRIPTION OF TENANT'S WORK

         The work to be done by Landlord in satisfying its obligations to construct Tenant's store under the Lease shall be limited to that described in the foregoing paragraphs. All other items of work not therein provided for to be done by Landlord shall be provided by Tenant at Tenant's expense and are herein referred to as "Tenant's Work". Tenant's Work shall include, but not be limited to, the purchase and/or installation and/or performance of the following:

     1. Electric Fixtures and Equipment: All electrical work for the Premises not specifically stated under Landlord's Work to be performed by Tenant.

     2. Utility Meters and Connections: All utility meters, connections and hookup fees, assessments, front footage charges and any other fees or charges for utilities serving the Premises shall be paid by Tenant. If, in Landlord's sole opinion, Tenant uses significantly more water or other utilities than other tenants in the Shopping Center, Landlord may require Tenant to install a separate meter at Tenant's expense, for such utility. For all utilities which are master metered, Tenant shall pay its pro rata share of such costs.

     3. Telephones: All wiring from the main telephone room to the Premises and within the Premises. All conduits for Tenant's telephone system in the Premises. Tenant shall make all arrangements for telephone service.

     4. Walls: All interior partitions and curtain walls within the Premises, except as provided by Landlord under Landlord's Work.

     5. Coves and Ceilings: All special coves, ceilings, furring, etc.

     6. Furniture and Fixtures: All store fixtures, cases, wood paneling, cornices, etc.

     7. Show Window Background, Floors, Etc.: All show window floors, show window background, show window lighting fixtures, and show window doors.

     8. Floor Coverings: All floor coverings and floor materials (including wall base) other than concrete.

     9. Ornamental Stairs: All ornamental or other stairs not required by governing building codes.

     10. Alarm Systems, Etc.: All alarm systems or other protective devices.

     11. Plumbing: All plumbing, either roughing in fixtures, or equipment required for Tenant's needs except as provided by Landlord under Landlord's Work.

     12. Special Ventilation: All ventilation systems, hoods, ducts, and chases, including show window's ventilation.

     13. Special Equipment: All special equipment such as conveyors, elevators, escalators, dumb waiters, etc., including installation and connection.

     14. Interior Painting and wall coverings.

     15. Tenant's exterior sign. All Tenant signs shall be designed, constructed, and located in accordance with the procedures established by the Project Architect, and shall be subject to the approval of the Project Architect, Landlord, and local governing agency.

     16. Concrete Floors: Any special reinforcing, raised areas, or depressions.

     17. Roof: All flashing, counterflashing and roof repairs and any penetration required in connection with the installation of Tenant's equipment shall conform to the project's roofing specifications and such work shall be paid for by Tenant, but shall be performed by the project's original roofing contractor.

                          TENANT'S USE OF A CONTRACTOR
                        OTHER THAN LANDLORD'S CONTRACTOR

         It is further understood and agreed that the items set forth below shall be incorporated as "Special Conditions" into the contract between Tenant and its contractor as follows (with a copy of the contract to be furnished Landlord for Landlord's reasonable approval prior to the commencement by Tenant of Tenant's Work):

         1. Prior to start of Tenant's Work, Tenant's contractor shall provide Landlord with a construction schedule in "bar graph" form indicating the completing dates of all phases of Tenant's Work.

         2. Tenant's contractor shall perform said work in a manner and at times which do not impede or delay Landlord's contractor in the completion of the Premises as provided in this Lease. Any delays in the completion of the Premises caused by Tenant's contractor shall be at the sole cost and expense of Tenant and shall not delay the commencement of Base Rent.

         3. Tenant's contractor shall be responsible for the repair, replacement or cleanup of any damage done by him to other contractors' work which specifically includes accessways to the Tenant's Premises which may be currently used by others.

         4. Tenant's contractor shall accept the Premises prior to starting any trenching operations. Any rework of subbase or compaction required after Tenant's contractor's initial acceptance of the Premises shall be done by Tenant's contractor, which shall include the removal from the Shopping Center of any excess dirt or debris.

         5. Tenant's contractor shall contain his storage of materials and his operations within the Premises and such other space as he may be assigned by Landlord's contractor. Should he be assigned space outside of the Premises, he shall move to such other space as Landlord's contractor shall direct from time to time to avoid interference or delays with other work.

         6. All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Shopping Center at the sole cost of the Tenant's contractor. Once the Shopping Center is open and operating, no Common Area trash containers shall be used for construction debris.

         7. Tenant's contractor shall provide temporary utilities, portable toilet facilities and potable drinking water as required for his work within the Premises and shall pay to Landlord's contractor the cost of any temporary utilities and facilities provided by Landlord's contractor at Tenant's contractor's request.

         8. Tenant's contractor shall notify Landlord or Landlord's project Manager of any planned work to be done on weekends or other than normal job hours.

         9. Tenant and Tenant's contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction insofar as the performance of the work and completed improvements are concerned for all work performed by Tenant or Tenant's contractor and all applicable safety regulations established by the general contractor for the Shopping Center, and Tenant further agrees to indemnify and hold Landlord harmless for said work as provided in Paragraph 14 of the Lease. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required in Paragraph 15 of the Lease.

         10. Tenant's contractor or subcontractors shall not post signs on any part of the Shopping Center or on the Premises.

         11. Notwithstanding the provisions herein, Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant's Work.

         12. Prior to the commencement of construction, Tenant shall obtain or cause its contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of Tenant's Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant and shall be issued in the names of both Landlord and Tenant as obligees and beneficiaries. Prior to the date Tenant commences construction of Tenant's Work, Tenant shall submit evidence satisfactory to Landlord that such bonds have been issued. Notwithstanding the foregoing, in the event Tenant is only making nonstructural improvements to the interior of the Premises, Tenant shall not be required to provide the bonds described herein.

                                    EXHIBIT G
                                GUARANTY OF LEASE


     WHEREAS, a certain lease of even date herewith has been, or will be, executed between OTR, an Ohio General Partnership ("Landlord") acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio ("STRBO"), and TOYS INTERNATIONAL, a California corporation ("Tenant") doing business under the trade names Play Co. Toys or Toys International with respect to Space No. 38, of that certain shopping center commonly known as Clairemont Town Square located in San Diego, California:

     WHEREAS, the Landlord under said Lease requires as a condition to its execution of said Lease that the undersigned (herein referred to as "Guarantor") guarantee the full performance of the obligations of Tenant under said Lease, and

     WHEREAS, Guarantor, is desirous that Landlord enter into said Lease with Tenant,

         NOW THEREFORE, in consideration of the execution of said Lease by Landlord, Guarantor hereby unconditionally guarantees the complete and timely performance of each and all of the terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder. Guarantor further agrees as follows:

         1. That this Guaranty shall continue in favor of Landlord notwithstanding any extension, modification, or alteration of said Lease entered into by and between the parties thereto, or their successors or assigns, notwithstanding any assignment of said Lease, with or without the consent of Landlord, and no extension, modification, alteration or assignment of the above referred to Lease shall in any manner release or discharge Guarantor and it does hereby consent thereto.

         2.  This   Guaranty  will   continue   unchanged  by  any   bankruptcy,
reorganization or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant;

         3. Landlord may, without notice, assign this Guaranty of Lease in whole or in part and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of Guarantor hereunder.

         4. The liability of Guarantor under this Guaranty shall be primary and, in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action or obtained any judgment against Tenant;

         5. Guarantor shall pay Landlord's reasonable attorney fees and all costs and other expenses incurred in any negotiations, action or proceeding commenced to enforce this Guaranty; and

         6. Guarantor hereby waives notice of any demand by Landlord as well as any notice of Tenant's default in the payment of rent or any other amounts contained or reserved in the Lease; provided, however, prior to commencing any judicial action against Guarantor, Landlord shall give Guarantor ten (10) days' written notice of, and opportunity to cure, Tenant's default under the Lease.

         7. If Guarantor is a corporation, trust or general or limited partnership, each individual executing this Guaranty of Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Guaranty of Lease on behalf of said entity.

The use of the singular shall include the plural. The obligation of two (2) or more parties shall be joint and several. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties herein named.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty of Lease to be executed as of the Effective Date of the above-mentioned Lease.

GUARANTOR OF LEASE:

PLAY CO. TOYS & ENTERTAINMENT CORP.

By:

Title:

By:

Title:

Address:

Telephone:

                                    EXHIBIT H

                                  EXHIBIT A TO
                       ACCESS AND RENTAL PAYMENT AGREEMENT

                                LEGAL DESCRIPTION


Space #38 within the Shopping Center described as:


PARCEL 1

Parcels A and C of Parcel Map No. 1228, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, January 16, 1973, as File No. 73-013497 of Official Records.

PARCEL 3:

That portion of Lot 2 of NORTH CLAIREMONT PLAZA, according to Map thereof No. 3484, filed in the Office of the County Recorder of San Diego County, August 3, 1956, described as follows:

BEGINNING at the Southeasterly corner of Lot 1 of said NORTH CLAIREMONT PLAZA; thence along the Southerly line of said Lot 2, South 89(degree) 44' 05" East 3 feet; thence North 0(degree) 15' 55" East 165 feet; thence North 89(degree) 44' 05" West 153 feet to the Westerly line of said Lot 2; thence South 0(degree) 15' 55" West 15 feet to the Northwesterly corner of said Lot 1; thence South 89(degree) 44' 05" East 150 feet to the Northeasterly corner of said Lot 1; thence South 0(degree) 15' 55" West 150 feet to the Point of Beginning.

PARCEL 4:

Lot 2 of NORTH CLAIREMONT PLAZA, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 3484, filed in the Office of the County Recorder of San Diego County, August 3, 1956.

EXCEPTING that portion described as follows:

BEGINNING at the Southeasterly corner of Lot 1 of said NORTH CLAIREMONT PLAZA; thence along the Southerly line of said Lot 2, South 89(degree) 44' 05" East 3 feet; thence North 0(degree) 15' 55" East 165 feet; thence North 89(degree) 44' 05" West 153 feet to the Westerly line of said Lot 2; thence South 0(degree) 15' 55" West 15 feet to the Northwesterly corner of said Lot 1; thence South 89(degree) 44' 05" East 150 feet to the Northeasterly corner of said Lot 1; thence South 0(degree) 15' 55" West 150 feet to the Point of Beginning.

PARCEL 5:

That portion of Lot 3 of NORTH CLAIREMONT PLAZA, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 3484, filed in the Office of the County Recorder of San Diego County, described as follows:

BEGINNING at a point in the Easterly line of said Lot 3, distant along said Easterly line South 1(degree) 44' 47" West 371.75 feet from the Southerly terminus of a 956 foot radius curve, concave Easterly in the Easterly line of said Lot; thence North 89(degree) 44' 05" West 194.58 feet; thence South 0(degree) 15' 55" West 99.97 feet to the TRUE POINT OF BEGINNING; thence North 89(degree) 44' 05" West, 28.07 feet; thence South 0(degree) 15' 55" West 220 feet to a point in the South line of said Lot 3, said point being North 89(degree) 44' 05" West, 202.77 feet from the Southeast corner of said Lot 3; thence along the South line of said Lot 3 South 89(degree) 44' 05" East 202.77 feet to said Southeast corner, being point in the arc of a 694 foot radius curve, concave Westerly, a radial line to said point bears South 77(degree) 45' 33" East; thence along the Easterly line of said Lot, Northerly along said curve, 127.11 feet, and tangent to said curve, North 1(degree) 44' 47" East to the Northerly line of the Southerly 220 feet, measured at right angles of said Lot 3; thence along said Northerly line North 89(degree) 44' 05" West to the TRUE POINT OF BEGINNING.
H-5
Exhibit A-1

                                  EXHIBIT A TO
                       ACCESS AND RENTAL PAYMENT AGREEMENT
                                     Page 2

PARCEL 6:

NON-EXCLUSIVE EASEMENTS FOR PURPOSES DISCLOSED THEREIN OVER A PORTION OF THE LAND SHOWN THEREIN AS MORE FULLY CONTAINED AND DESCRIBED IN THAT CERTAIN DOCUMENT ENTITLED "OPERATION AND RECIPROCAL EASEMENT AGREEMENT" DATED JULY 7, 1972, RECORDED JANUARY 5, 1973, AS FILE NO. 73-003772 AND SUBJECT TO THE CONDITIONS THEREIN CONTAINED IN SAID DOCUMENT.

PARCEL 7:

NON-EXCLUSIVE EASEMENTS FOR PURPOSES DISCLOSED THEREIN OVER A PORTION OF THE LAND SHOWN THEREIN AS MORE FULLY CONTAINED AND DESCRIBED IN THAT CERTAIN DOCUMENT ENTITLED "OPERATION AND RECIPROCAL EASEMENT AGREEMENT" DATED MARCH 27, 1972, RECORDED JANUARY 5, 1973, AS FILE NO. 73-003774 AND SUBJECT TO THE CONDITIONS THEREIN CONTAINED IN SAID DOCUMENT.















H-6
Exhibit A-2